UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Kansas City Southern

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a current valid OMB control number.

SEC 1913 (04-05)

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

427 West 12th Street

Kansas City, Missouri 64105

KANSAS CITY SOUTHERN

NOTICE AND PROXY STATEMENT

for

Annual Meeting of Stockholders

to be held

May 5, 2011

YOUR VOTE IS IMPORTANT!

Please mark, date and sign the enclosed proxy card and promptly return it in the enclosed envelope, or vote by telephone or through the Internet as described on the proxy card.

We commenced mailing this Notice and Proxy Statement,

the enclosed proxy card and the accompanying 2010 Annual Report on or about March 30, 2011.

KANSAS CITY SOUTHERN

427 West 12th Street

Kansas City, Missouri 64105

March 30, 2011

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kansas City Southern, at Union Station Kansas City, Arthur Stilwell Room, 30 West Pershing Road, Kansas City, Missouri, at 10:00 a.m. Central Time, on Thursday, May 5, 2011. The purposes of this meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement.

We urge you to read these proxy materials and our Annual Report and to participate in the Annual Meeting either in person or by proxy. Whether or not you plan to attend the meeting in person, please sign and return promptly the accompanying proxy card, in the envelope provided, to ensure that your shares will be represented. Alternatively, you may cast your votes by telephone or through the Internet as described on the accompanying proxy card.

Sincerely,

Michael R. Haverty	David L. Starling
Executive Chairman of the Board of Directors	President and Chief Executive Officer

KANSAS CITY SOUTHERN

427 West 12th Street

Kansas City, Missouri 64105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Kansas City Southern will be held at Union Station Kansas City, Arthur Stilwell Room, 30 West Pershing Road, Kansas City, Missouri, at 10:00 a.m. Central Time, on Thursday, May 5, 2011.

Stockholders will consider and vote on the following matters:

1. Election of three directors;

2. Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2011;

3. Approval of the Kansas City Southern Annual Incentive Plan for purposes of Internal Revenue Code Section 162(m);

4. An advisory vote on executive compensation;

5. An advisory vote on the frequency of holding an advisory vote on executive compensation;

6. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 7, 2011, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Brian P. Banks
Associate General Counsel & Corporate Secretary

The date of this Notice is March 30, 2011.

Please date, sign and promptly return the enclosed proxy card, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. Alternatively, you may cast your votes by telephone or through the Internet as described on the proxy card. You may revoke your proxy and vote your shares in person in accordance with the procedures described in this Notice and Proxy Statement. Please also indicate on your proxy card whether you plan to attend the Annual Meeting.

KANSAS CITY SOUTHERN

427 West 12th Street

Kansas City, Missouri 64105

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

Why were you sent this Proxy Statement?

On or about March 30, 2011, we began mailing this Proxy Statement to our stockholders of record on March 7, 2011 (the “Record Date”) in connection with our Board of Directors’ solicitation of proxies for use at the 2011 Annual Meeting of Stockholders and any adjournment thereof (the “Annual Meeting”). We will hold the Annual Meeting at Union Station Kansas City, Arthur Stilwell Room, 30 West Pershing Road, Kansas City, Missouri on Thursday, May 5, 2011 at 10:00 a.m. Central Time. The Notice of Annual Meeting of Stockholders, our 2010 Annual Report to Stockholders (the “Annual Report”), and a proxy card and voting instructions accompany this Proxy Statement. Unless otherwise indicated or the context requires, references in this Proxy Statement to “KCS” or the “Company” include Kansas City Southern and its consolidated subsidiaries.

We will pay for the Annual Meeting, including the cost of mailing the proxy materials and any supplemental materials. Directors, officers and employees of KCS may, either in person, by telephone or otherwise, solicit proxy cards. They have not been specifically engaged for that purpose, however, nor will they be compensated for their efforts. We have engaged Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist in the solicitation of proxies and provide related informational support, for a service fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate. We will pay these fees and expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our shares for their expenses in forwarding this Proxy Statement, the Annual Report and other soliciting materials to the beneficial owners.

Brokers, dealers, banks, voting trustees, other custodians and their nominees are asked to forward this Notice and Proxy Statement, the proxy card and the Annual Report to the beneficial owners of our stock held of record by them. Upon request, we will reimburse them for their reasonable expenses in mailing these materials to beneficial owners of our stock.

Who may attend the Annual Meeting?

Only KCS stockholders or their proxies and guests of KCS may attend the Annual Meeting. Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate in the Annual Meeting may request reasonable assistance or accommodation from us by contacting the office of the Corporate Secretary at our principal executive offices, (888) 800-3690. If written requests are made to the Corporate Secretary of KCS, they should be mailed to P.O. Box 219335, Kansas City, Missouri 64121-9335 (or by express delivery to 427 West 12th Street, Kansas City, Missouri 64105). To provide us sufficient time to arrange for reasonable assistance, please submit all requests by April 26, 2011.

What matters will be considered at the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon: (1) the election of three directors; (2) the ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2011; (3) the approval of the Company’s Annual Incentive Plan for purposes of Internal Revenue Code Section 162(m); (4) an advisory vote on executive compensation; (5) an advisory vote on the frequency of holding an advisory vote on executive compensation; and (6) such other matters as may properly come before the Annual Meeting or any adjournment thereof. Stockholders do not have dissenters’ rights of appraisal in connection with these proposals. Five proposals have been made by the Board of Directors and the Board of Directors unanimously recommends you vote “for” the director nominees presented, “for” the proposal regarding the ratification of our independent registered public accounting firm for 2011, “for” the proposal regarding the approval of our Annual Incentive Plan for purposes of Internal Revenue Code Section 162(m) and “for” the approval, on a non-binding basis, of the 2010 compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion & Analysis section and the accompanying compensation tables contained in this Proxy Statement, and that you select “three years” on the non-binding proposal recommending the frequency of advisory votes on the compensation of our Named Executive Officers. None of the proposals is related to or contingent upon any other. The Board of Directors knows of no other matters that will be presented or voted on at the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on May 5, 2011.

The Proxy Statement and Annual Report are available at www.edocumentview.com/ksu.

For the date, time, location, information about attending the Annual Meeting, an identification of the matters to be voted upon at the Annual Meeting, and the recommendations of the Board of Directors regarding those matters, please see “Information About the Annual Meeting.” For information on how to vote in person or by proxy at the Annual Meeting, please see “Voting.” Stockholders that wish to attend the meeting and vote in person may obtain directions to the Annual Meeting by sending a written request directed to our Corporate Secretary, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), or by calling (888) 800-3690.

VOTING

Who may vote at the Annual Meeting?

Only the holders of our common stock, par value $0.01 per share (the “Common Stock”), and our 4% Noncumulative Preferred Stock, par value $25.00 per share (the “4% Preferred Stock”), of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. On the Record Date, we had outstanding 242,170 shares of 4% Preferred Stock (excluding 407,566 shares held in treasury) and 105,307,206 shares of Common Stock (excluding 13,616,061 shares held in treasury) for a total of 105,549,376 shares eligible to vote at the Annual Meeting.

How many votes does each Voting Share have?

The Common Stock and the 4% Preferred Stock (collectively, the “Voting Stock”) constitute our only voting securities and will vote together as a single class on all matters to be considered at the Annual Meeting. Each holder of Voting Stock is entitled to cast one vote for each share of Voting Stock held on the Record Date on each matter other than the election of directors. You may vote cumulatively for the election of directors. For this purpose, each stockholder has votes equal to the number of shares of Voting Stock held on the Record Date multiplied by the number of directors to be elected. You may cast all of your votes for a single nominee or distribute your votes among the nominees in any manner you elect. This Proxy Statement solicits discretionary authority to vote cumulatively for the election of directors. The accompanying form of proxy also grants that authority.

How can you vote by proxy?

You can vote by proxy in three ways, each of which is valid under Delaware law:

•

By Internet:    Access our Internet voting site at www.envisionreports.com/ksu and follow the instructions on the screen, prior to 5:00 a.m., Central Time, on May 5, 2011 (May 3, 2011 for participants in certain employee benefit plans discussed below).

•

By Telephone:    Using a touch-tone telephone, call toll-free at 1-800-652-VOTE (8683) and follow the voice instructions, prior to 5:00 a.m., Central Time, on May 5, 2011 (May 3, 2011 for participants in certain employee benefit plans discussed below).

•	By Mail: Mark, sign, date and return the enclosed proxy or instruction card so it is received before the Annual Meeting.

How do we decide whether our stockholders have approved the proposals?

Stockholders owning at least a majority of the shares of Voting Stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. The shares of a stockholder who is present and entitled to vote at the Annual Meeting, either in person or by proxy, are counted for purposes of determining whether there is a quorum, regardless of whether the stockholder votes the shares. Abstentions and broker non-votes (defined below) are counted as present and entitled to vote for purposes of determining a quorum.

The directors are elected by the affirmative vote of a plurality of shares of Voting Stock present at the Annual Meeting and entitled to vote, provided a quorum exists. A plurality means receiving the largest number of votes. Where, as here, there are three director vacancies, the three nominees with the highest number of affirmative votes are elected. On any proposal other than the election of directors, the percentage of shares required to pass a proposal depends on the proposal. In most proposals, including ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2011, approval of our Annual Incentive Plan for purposes of Internal Revenue Code Section 162(m) and an advisory vote on executive compensation, the affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting in person or by proxy and entitled to vote on the subject matter, provided a quorum is present, is required for the adoption of the proposal. With respect to the proposal on the frequency of holding an advisory vote on executive compensation, the alternative receiving the highest number of votes will be the preferred frequency selected by stockholders.

Voting ceases when the chairman of the Annual Meeting closes the polls. The votes are counted and certified by three inspectors appointed by the Board of Directors in advance of the Annual Meeting. In determining whether a majority of shares have been affirmatively voted for a particular proposal, the affirmative votes for the proposal are measured against the votes for and against the proposal plus the abstentions from voting on the proposal. You may abstain from voting on any proposal other than the election of directors. Abstentions from voting are not considered as votes affirmatively cast. Abstaining will, therefore, have the effect of a vote against a proposal. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect.

What if you hold shares in a brokerage account?

The Voting Stock is traded on the New York Stock Exchange, Inc. (the “NYSE”). Under the rules of the NYSE, member stockbrokers who hold shares of Voting Stock in their name for customers are required to obtain directions from their customers on how to vote the shares. NYSE rules permit brokers to vote shares on certain proposals when they have not received any directions. The Staff of the NYSE, prior to the Annual Meeting, informs brokers of those proposals on which they are entitled to vote the undirected shares.

A “broker non-vote” occurs when a broker holding shares of Voting Stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner (customer directed abstentions are not broker non-votes). Broker non-votes generally do not affect the determination of whether a quorum is present at the Annual Meeting because, in most cases, some of the shares held in the broker’s name have been voted, and, therefore, all of those shares are considered present at the Annual Meeting. Under applicable law, a broker non-vote will not be considered present and entitled to vote on non-discretionary items and will have no effect on the vote.

Can my broker vote my shares for me on the election of directors?

No. Brokers may not use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please vote your proxy so your vote can be counted.

How are your shares voted if you submit a proxy?

If you return a properly executed proxy card or properly vote via the Internet or telephone, you are appointing the Proxy Committee to vote your shares of Voting Stock covered by the proxy. The Proxy Committee consists of the three directors of KCS whose names are listed on the proxy card. If you wish to name someone other than the Proxy Committee as your proxy, you may do so by crossing out the names of the designated proxies and inserting the name of another person. In that case, it will be necessary for you to sign the proxy card and deliver it to the person so named and for that person to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed directly to us.

The Proxy Committee will vote the shares of Voting Stock covered by a proxy in accordance with the instructions given by the stockholder(s) executing the proxy or authorizing the proxy and voting via the Internet or telephone. If a properly executed or authorized and unrevoked proxy does not specify how the shares represented thereby are to be voted, the Proxy Committee intends to vote the shares (i) FOR the election of the persons nominated by the Board for Directors, (ii) FOR ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2011, (iii) FOR approval of the Company’s Annual Incentive Plan for purposes of Internal Revenue Code Section 162(m), (iv) FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers, and (v) select THREE YEARS on the proposal regarding the approval, on an advisory basis of the frequency of holding an advisory vote on the compensation of our Named Executive Officers and, in accordance with their discretion, upon such other matters as may properly come before the Annual Meeting. The Proxy Committee reserves the right to vote such proxies cumulatively for the election of less than all of the nominees for director, but does not intend to do so unless other persons are nominated and such a vote appears necessary to ensure the election of the persons nominated by the Board.

Can you revoke your proxy or voting instruction card?

At any time before the polls for the Annual Meeting are closed, if you hold Voting Stock in your name, you may revoke a properly executed or authorized proxy by (a) an Internet or telephone vote subsequent to the date shown on the previously executed and delivered proxy or the date of a prior electronic or telephonic vote, or (b) with a later-dated, properly executed and delivered proxy, or (c) a written revocation delivered to our Corporate Secretary. If you hold Voting Stock in a brokerage account, you must contact the broker and comply with the broker’s procedures if you want to revoke or change the instructions previously given to the broker. Participants in certain employee benefit plans, as discussed below, must contact the plan trustee and comply with its procedures if they wish to revoke or change their voting instructions. Attendance at the Annual Meeting will not have the effect of revoking your properly executed or authorized proxy unless you deliver a written revocation to our Corporate Secretary before your proxy is voted.

How do participants in the Kansas City Southern Employee Stock Ownership Plan (“ESOP”), Kansas City Southern 401(k) and Profit Sharing Plan (the “KCS 401(k) Plan”) or the Gateway Western Union 401(k) Plan (the “Gateway 401(k) Plan”) vote?

If you participate in the ESOP, the KCS 401(k) Plan or the Gateway 401(k) Plan, you have received a separate voting instruction card (accompanying this Proxy Statement) to instruct the trustee of the ESOP, KCS 401(k) Plan or Gateway 401(k) Plan how to vote the shares of Common Stock held on your behalf. The trustee is required under the trust agreements to vote the shares in accordance with the instructions given on the voting instruction card.1 If a voting instruction card is not returned by a participant, the trustee must vote those shares, as

(1) Voting instructions may also be given by Internet or telephone by participants in the ESOP, the KCS 401(k) Plan, and the Gateway 401(k) Plan. The accompanying voting instruction card relating to such plans contains the Internet address and toll-free number.

well as any unallocated shares, in the same proportions as the shares for which voting instructions were received from plan participants. Voting instructions by Internet or telephone must be given by 5:00 a.m., Central Time, on May 3, 2011. Unless you give voting instructions by Internet or telephone, the voting instruction card should be returned in the envelope provided to Proxy Services, c/o Computershare Investor Services, P.O. Box 43102, Providence, Rhode Island 02940-5068. The voting instruction card should not be returned to us. ESOP participants, KCS 401(k) Plan participants, and Gateway 401(k) Plan participants who wish to revoke their voting instructions must contact the trustee and follow its procedures.

Are the votes of participants in the ESOP, 401(k) Plan, and Union Plan confidential?

Under the terms of the ESOP, KCS 401(k) Plan and Gateway 401(k) Plan, the trustee is required to establish procedures to ensure that the instructions received from participants are held in confidence and not divulged, released or otherwise utilized in a manner that might influence the participants’ free exercise of their voting rights.

BENEFICIAL OWNERSHIP

The following table contains information concerning the beneficial ownership of our Common Stock as of the Record Date by:

•	Beneficial owners of more than five percent of our Common Stock that have publicly disclosed their ownership in filings with the Securities and Exchange Commission (“SEC”);

•	The members of our Board of Directors;

•

Our Chief Executive Officer, our Chief Financial Officer and the other executive officers for whom information is provided in the Summary Compensation Table in this Proxy Statement (we call these persons the “Named Executive Officers”); and

•	All current executive officers, directors and nominees for director as a group.

We are not aware of any beneficial owner of more than five percent of the 4% Preferred Stock. None of our directors or executive officers owns any shares of 4% Preferred Stock. No officer or director of KCS owns any equity securities of any subsidiary of KCS. Beneficial ownership is generally defined as either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, the beneficial owners have sole power to vote and dispose of their shares. We are not aware of any arrangement which would at a subsequent date result in a change in control of KCS.

Name and Address	Common Stock(1)		Percent of Class(1)
BlackRock, Inc.	5,852,335	(2)	5.56%
Lu M. Córdova	2,389	(3)	*
Director
Henry R. Davis	104,895	(4)	*
Director
Robert J. Druten	56,864	(5)	*
Director
Terrence P. Dunn	32,052	(6)	*
Director
Warren K. Erdman	61,623	(7)	*
Executive Vice President — Administration & Corporate Affairs
Antonio O. Garza, Jr.	3,324	(8)	*
Director
Michael R. Haverty	961,657	(9)	*
Executive Chairman; Director
Thomas A. McDonnell	655,859	(10)	*
Director
Patrick J. Ottensmeyer	103,560	(11)	*
Executive Vice President — Sales and Marketing
Rodney E. Slater	25,552	(12)	*
Director
David L. Starling	126,170	(13)	*
President and Chief Executive Officer; Director
Michael W. Upchurch	46,343	(14)	*
Executive Vice President and Chief Financial Officer
José Guillermo Zozaya Delano	54,383	(15)	*
President and Executive Representative of Kansas City Southern de México, S.A. de C.V. (“KCSM”)
All Directors and Executive Officers as a Group (18 Persons)	2,465,893	(16)	2.33%

*	Less than one percent of the outstanding shares.

(1)

This column includes Common Stock, including restricted shares, beneficially owned by officers, directors, nominees for director and beneficial owners of more than five percent of our Common Stock. In accordance with SEC rules, this column also includes shares that may be acquired upon the exercise of options or other convertible securities that are exercisable or convertible on the Record Date, or will become exercisable or convertible within 60 days of that date, which are considered beneficially owned. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or other convertible securities held by that person that are exercisable or convertible on the Record Date, or exercisable or convertible within 60 days of the Record Date, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. In addition, under applicable law, shares that are held indirectly are considered beneficially owned. Directors, nominees for director and executive officers may also be deemed to own, beneficially, shares included in the amounts shown above which are held in other capacities. The holders may disclaim beneficial ownership of shares included under certain circumstances. The list of our executive officers is included in our annual report on Form 10-K for the year ended December 31, 2010. See the last page of this Proxy Statement for instructions on how to obtain a copy of the Form 10-K.

(2)

The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. BlackRock, Inc. beneficially owns 5,852,335 shares of our Common Stock (5.56% of the class). This information is based on BlackRock, Inc.’s Schedule 13G filed on February 7, 2011.

(3)	Ms. Córdova’s beneficial ownership includes 2,360 restricted shares and 29 shares held in a trust. In addition, 29 shares are pledged as collateral for a portfolio loan account.

(4)	Mr. Davis’s beneficial ownership includes 2,360 restricted shares.

(5)

Mr. Druten’s beneficial ownership includes 2,360 restricted shares and 20,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date and 3,000 shares held by a charitable foundation for which Mr. Druten disclaims beneficial ownership. Mr. Druten holds 24,104 shares in a brokerage account with margin privileges.

(6)	Mr. Dunn’s beneficial ownership includes 2,360 restricted shares and 29,692 shares held in a revocable trust for which he is the trustee with sole voting and dispositive power.

(7)

Mr. Erdman’s beneficial ownership includes 6,641 restricted shares, 11,400 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date and 951 shares allocated to his account in the KCS ESOP.

(8)	Mr. Garza’s beneficial ownership includes 2,360 restricted shares.

(9)

Mr. Haverty’s beneficial ownership includes 12,201 restricted shares, 271,997 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 578,779 shares held jointly with his spouse, 29,747 shares allocated to his account in the KCS ESOP and 19,973 shares allocated to his account in the KCS 401(k) Plan, and 48,209 shares held by a charitable foundation for which Mr. Haverty disclaims beneficial ownership. In addition, 578,779 shares are pledged as collateral for a bank credit line.

(10)

Mr. McDonnell’s beneficial ownership includes 2,360 restricted shares, 40,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 73,499 shares held in a trust for which he is the trustee with sole voting and dispositive power, 500,000 shares held by a subsidiary of DST Systems, Inc. for which Mr. McDonnell disclaims beneficial ownership and 40,000 shares held by a charitable foundation for which Mr. McDonnell disclaims beneficial ownership.

(11)

Mr. Ottensmeyer’s beneficial ownership includes 35,670 restricted shares, 33,700 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, and 234 shares allocated to his account in the KCS 401(k) Plan.

(12)	Mr. Slater’s beneficial ownership includes 2,360 restricted shares.

(13)

Mr. Starling’s beneficial ownership includes 68,782 restricted shares and 20,600 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(14)

Mr. Upchurch’s beneficial ownership includes 24,909 restricted shares and 4,566 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(15)

Mr. Zozaya’s beneficial ownership includes 22,200 restricted shares and 13,700 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(16)

The number includes 253,073 restricted shares, 443,286 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 635,444 shares held jointly, 689,034 shares otherwise held indirectly and 602,912 shares are pledged as collateral for loans or held in brokerage accounts with margin privileges. Mr. McDonnell, a Director, disclaims beneficial ownership of 540,000 of the total shares listed. Mr. Druten, a Director, disclaims beneficial ownership of 3,000 of the total shares listed. Mr. Haverty, our Executive Chairman and a Director, disclaims beneficial ownership of 48,209 of the total shares listed.

PROPOSAL 1 — ELECTION OF THREE DIRECTORS

The Board of Directors of KCS (the “Board”) is divided into three classes. The members of each class serve staggered three-year terms of office, which results in one class standing for election at each annual meeting of stockholders. The term of office for the three directors elected at the Annual Meeting will expire in 2014 or when their successors are elected and qualified, or their earlier resignation or removal.

Three persons have been nominated by the Board of Directors, for election as directors. All nominees have indicated they are willing and able to serve as directors if re-elected and have consented to being named as nominees in this Proxy Statement. If any nominee should become unable or unwilling to serve, the Proxy Committee intends to vote for one or more substitute nominees chosen by them in their sole discretion.

The biography of each nominee below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee (the “Nominating Committee”) or the Board to conclude that the person should serve as a director for the Company as of the time that this proxy statement was filed with the SEC.

As explained above in “How do we decide whether our stockholders have approved the proposals?” directors are elected by the affirmative vote of a plurality of the shares of Voting Stock present at the Annual Meeting and entitled to vote on the election of directors, assuming a quorum is present.

Nominees for Director to Serve Until the Annual Meeting of Stockholders in 2014

Henry R. Davis, age 70, has been a director of KCS since February 28, 2008. Since 1998, Mr. Davis has served as President of the investment firm Promotora DAC, S.A. de C.V., which focuses its investments in the financial and real estate sectors. Mr. Davis served as President, Chief Executive Officer and Vice Chairman of the Board of Grupo Cifra from 1983, until its acquisition by Wal-Mart de México in 1998. Mr. Davis is a director of Grupo Bimbo, S.A.B. de C.V. (1999 to present) and Ixe Grupo Financiero S.A. de C.V. (2001 to present). He previously served as a director of Grupo Aeroportuario de Pacífico S.A.B. de C.V. from 2006 until 2010.

As the Chief Executive Officer and Vice Chairman of Grupo Cifra, Mr. Davis developed extensive business leadership skills. He also has unique insights in managing and operating businesses in Mexico that serves the Board well in its governance and strategic oversight of the Company’s wholly-owned subsidiary, KCSM. Mr. Davis has also developed extensive finance and real estate experience through the leadership of Promotora DAC, S.A. de C.V. In addition, he has strong skills in corporate finance, managing capital intensive industry operations, international relations, strategic planning and executive compensation.

Robert J. Druten, age 63, has been a director of KCS since July 26, 2004. Mr. Druten served as Executive Vice President and Chief Financial Officer of Hallmark Cards, Inc. from 1994 until his retirement in August 2006. From 1991 until 1994, he served as Executive Vice President and Chief Financial Officer of Crown Media, Inc., a cable communications subsidiary of Hallmark. He served as Vice President of Corporate Development and Planning of Hallmark from 1989 until 1991. Prior to joining Hallmark in 1986, Mr. Druten held a variety of executive positions with Pioneer Western Corporation from 1983 to 1986. Mr. Druten has served as a trustee of Entertainment Properties Trust (“EPT”), a real estate investment trust, since 1997 and is its Chairman of the Board. He has also been a member of the compensation, governance and finance committees of EPT, as well as its audit committee since August 2010. He has served as a director of Alliance Holdings GP, L.P., a publicly traded limited partnership whose publicly traded subsidiary is engaged in the production and marketing of coal, since 2007, where he serves on the Audit Committee and its Conflicts Committee. Mr. Druten previously served as a director of American Italian Pasta Company, from 2007 until it was acquired by Ralcorp Holdings, Inc. in July 2010, where he was the Chair of the Audit Committee and also served on the Compensation Committee.

Mr. Druten has extensive executive experience in corporate finance and accounting developed during his tenure as a financial manager, and ultimately as Chief Financial Officer, of Hallmark Cards, Inc. He has also served on the audit committees of other public companies, which gives him valuable knowledge and perspective in serving on the Company’s Audit Committee. Mr. Druten also has experience in managing capital intensive operations, international operations and strategic planning.

Rodney E. Slater, age 56, has been a director of KCS since June 5, 2001. Mr. Slater is a partner in the public policy practice group of the law firm Patton Boggs LLP and has served as a member of the firm’s transportation practice group in Washington, D.C. since 2001. He served as United States Secretary of Transportation from 1997 to January 2001 and head of the Federal Highway Administration from 1993 to 1996. Mr. Slater is also a director of Southern Development Bancorporation (since May 2001), Delta Airlines (since October 2008), International Battery, Inc. (since May 2009), Transurban Group (since June 2009) and Verizon Communications, Inc. (since March 2010). Mr. Slater has served as a member of the Brambles Advisory Board since August 2010. Mr. Slater previously served as a Director of ICx Technologies, Inc. from July 2006 through October 2010, and is a Past Chairman of the Board of United Way of America.

Mr. Slater brings strong leadership skills to the Board developed through his career as a government leader, which culminated in his service as the United States’ Secretary of Transportation. As Secretary of Transportation, Mr. Slater developed extensive experience in the regulation of transportation, development of public policy and government and international relations, and he serves as a key advisor to the Board on these issues. Mr. Slater also has extensive experience in executive compensation.

YOUR BOARD RECOMMENDS THAT YOU VOTE

“FOR”

THE ELECTION OF THE BOARD’S NOMINEES

THE BOARD OF DIRECTORS

The Board of Directors met nine times in 2010. The Board meets regularly to review significant developments affecting KCS and to act on matters requiring Board approval. The Board reserves certain powers and functions to itself; in addition, it has requested that the Chief Executive Officer refer certain matters to it. During 2010, all directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which they served.

The biography of each director below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and experiences, qualifications, attributes or skills that led the Nominating Committee or the Board to conclude that the person should serve as a director for the Company as of the time that this proxy statement was filed with the SEC.

Directors Serving Until the Annual Meeting of Stockholders in 2012

Lu M. Córdova, age 56, has been a director of KCS since May 6, 2010. Ms. Córdova has served as the Chief Executive Officer of Corlund Industries, L.L.C., an investment holding company specializing in operations management, strategic planning, business development and capital finance, since 2005. Ms. Córdova has also served as General Manager of Almacen Storage-US, LLC, which provides self-storage and small business warehousing in resort areas in Mexico, since 2007. She has served on the Board of Directors of the 10th District Federal Reserve Bank based in Kansas City, Missouri since January 2005, for which she currently serves on the audit committee and compensation committee, and has served as Deputy Chairman since January 2011. She served as Chairman of the Board of the 10th District Federal Reserve Bank from January 2008 until January 2011. Before serving as Chairman, Ms. Córdova served as Deputy Chairman of the 10th District Federal Reserve Bank from January 2006 until January 2008 and served on its Economic Advisory Council from 2002 through 2004. She served as president of CTEK Venture Centers, a not-for-profit business catalyst, from 2001 until her retirement in 2005. She also served as Chairman of CTEK Angels, also a not-for-profit business catalyst, from 2002 until 2007. Ms. Córdova served as Chief Executive Officer of Acteva, an e-commerce software transaction provider, from 1998 until 2000.

Ms. Córdova has extensive business leadership and entrepreneurial experience. She has developed strong leadership skills for high growth companies through her experience in leading companies in the start-up phases and growth-phases of business development. Her business experience has also given her extensive experience in corporate finance and strategic planning. In addition, Ms. Córdova is a citizen of both the United States and Mexico and has experience in managing and leading Mexican businesses. Ms. Córdova also has experience in the development of government financial and economic policies that she has developed through her formal education and experience with the Board of Directors of the 10th District Federal Reserve Bank.

Michael R. Haverty, age 66, has been Executive Chairman of KCS since August 1, 2010 and has been a director of KCS since May 1995. Mr. Haverty has served as Chairman of the Board of KCS since January 1, 2001. He served as Chief Executive Officer of KCS from July 12, 2000 until July 31, 2010. Mr. Haverty served as President of KCS from July 12, 2000 to June 12, 2006. Mr. Haverty served as Executive Vice President of KCS from May 1995 until July 12, 2000. He served as President and Chief Executive Officer of The Kansas City Southern Railway Company (“KCSR”) from 1995 to 2005 and has been a director of KCSR since 1995. He has served as Chairman of the Board of KCSR since 1999. Mr. Haverty has served as a director of the Panama Canal Railway Company, an affiliate of KCS, since 1996 and as Co-Chairman of the Board of Directors of that company since 1999. Mr. Haverty has served as Co-Chairman of Panarail Tourism Company, an affiliate of KCS, since 2000. He has served as Chairman of the Board of KCSM, a wholly-owned subsidiary of KCS, since April 1, 2005. Mr. Haverty served as Chairman and Chief Executive Officer of Haverty Corporation from 1993 to May 1995, acted as an independent executive transportation advisor from 1991 to 1993, and was President and Chief Operating Officer of The Atchison, Topeka and Santa Fe Railway Company from 1989 to 1991.

Mr. Haverty led the Company’s rail operations for over fifteen years. He came to the Company with extensive executive experience in the management of rail operations. Mr. Haverty also has strong experience in leading a public company, corporate finance, managing capital intensive organizations, international business, government and international relations, relations with the Mexican government and strategic planning. He has been the chief strategist in the development and execution of the Company’s cross-border rail strategy.

Thomas A. McDonnell, age 65, has been a director of KCS since March 18, 2003. Mr. McDonnell has served as a director of DST Systems, Inc. (“DST”) since 1971 and as Chief Executive Officer of DST since 1984. He previously served as President of DST from 1973 until July 2009 (except for a 30-month period from October 1984 to April 1987). DST provides sophisticated information processing, computer software services and business solutions to the financial services, communications and healthcare industries. He is a director of Euronet Worldwide, Inc. (since December 1996) and serves on the audit committee of this public company. He previously served as a director of Blue Valley Ban Corp (from 1996 until July 2010), Commerce Bancshares, Inc. (from April 2001 until April 2010) and Garmin Ltd. (from March 2001 until May 2010). He served on the audit committees of the boards of each of these public companies other than Blue Valley Ban Corp. Mr. McDonnell previously served as a director of KCS from 1983 until October 1995. Mr. McDonnell also served as an officer and director of KCSR before DST was spun off from KCS in 1995.

Mr. McDonnell is an experienced business leader with the skills necessary to serve as a director of the Company. He has served for many years as the CEO of DST Systems, Inc., a publicly traded company and has developed strong business leadership skills in this role. Mr. McDonnell has extensive executive experience in corporate finance and accounting, technology, international operations and strategic planning. His service on other boards has provided him with a broad business background and leadership skills that are highly valued by Directors on the Company’s Board.

Directors Serving Until the Annual Meeting of Stockholders in 2013

Terrence P. Dunn, age 61, has been a director of KCS since May 2007. Mr. Dunn has served as President and Chief Executive Officer of J.E. Dunn Construction Group (formerly known as Dunn Industries) since 1989. Headquartered in Kansas City, Missouri, J.E. Dunn Construction Group is the holding company for commercial contracting and construction company affiliates across the nation. Mr. Dunn has served on the Board of Directors of UMB Financial Corporation since 2003.

As the President and Chief Executive Officer of a $2.0 billion (revenue) construction company, Mr. Dunn has extensive executive experience in managing a capital intensive business, corporate finance and accounting and strategic planning. Mr. Dunn also has strong skills in executive compensation matters and business expansion. He also has strong board leadership skills developed as lead director of UMB Financial Corporation and as former chairman of the board of the Federal Reserve Bank of Kansas City.

Antonio O. Garza, Jr., age 51, has been a director of KCS since May 6, 2010. Mr. Garza has been a partner of ViaNovo, a leading management and communications consultancy since 2009. He has also worked as counsel to the Mexico City office of White & Case, LLP since 2009. White & Case has served as outside legal counsel to KCSM for over ten years. As counsel to the firm, Mr. Garza does not share in the profits of the firm and is not compensated for fees generated by the firm for performing legal work for KCSM. Mr. Garza served as United States Ambassador to Mexico from 2002 until January 2009. Mr. Garza was elected to the Texas Railroad Commission in 1998 and served as its Chairman from 1999 until he left the Commission in 2002 to serve as United States Ambassador to Mexico. He served as the Secretary of State of Texas from 1994 until 1998. Mr. Garza has served as a director of Basic Energy Services, a publicly traded corporation, since May 2009, for which he also has served on the Compensation Committee since October 2009, and he has served on the Board of Directors of BBVA Compass Bank since January 2010. Mr. Garza previously served on the Advisory Council of KCSM from October 2009 until his election to the Company’s Board of Directors in May 2010. He also is on the Board of Trustees of Southern Methodist University, for which he serves on the finance/legal committee, and on the Advisory Board of the Bush School of Government and Public Service at Texas A&M University.

Mr. Garza brings strong political, diplomatic and international business skills to the Board that he has developed through his experience as the United States’ Ambassador to Mexico and as an international business consultant and attorney. In addition, he has extensive experience in public policy development, strategic relationships with government officials and government relations experience including prior experience working with the Mexican government, which will serve the Board well in its governance and strategic oversight of KCSM. Mr. Garza also has a solid understanding of KCSM’s operations developed through his service on its Advisory Council.

David L. Starling, age 61, has been a director of KCS since May 6, 2010. Mr. Starling has served as President and Chief Executive Officer of KCS since August 1, 2010. He served as President and Chief Operating Officer of KCS from July 1, 2008 through August 1, 2010. Mr. Starling has also served as a Director, President and Chief Executive Officer of KCSR since July 1, 2008. He has also served as Vice Chairman of the Board of Directors of KCSM, a wholly-owned subsidiary of the Company, since September 2009. Mr. Starling has served as Vice Chairman of the Board of Directors of Panama Canal Railway Company (“PCRC”), a joint venture company owned equally by KCS and Mi-Jack Products, Inc., since July 2008. Prior to joining KCS, Mr. Starling served as President and Director General of PCRC from 1999 through June 2008. From 1988 through 1999, Mr. Starling served in various leadership positions for American President Lines including most recently vice president Central Asia headquartered in Hong Kong.

Mr. Starling has extensive executive experience in the North American rail industry and in intermodal and global shipping logistics. He developed significant international logistics experience in his role as Vice President of Central Asia for American President Lines, where he was responsible for its operations in China, Taiwan and Hong Kong. Mr. Starling has significant rail operations leadership experience developed in his position as President and Director General of Panama Canal Railway Company, where he supervised the reconstruction and subsequent operation of the company. He has played an important role in executing the Company’s cross-border rail strategy since joining the Company in July 2008 as its President and Chief Operating Officer. Prior to joining the Company, Mr. Starling developed a strong understanding of its international shipping operations through his position as Executive Representative of the Company from July 2007 until joining the Company as an employee in July 2008. In this role, Mr. Starling represented the Company in seeking to encourage shipping of ocean container traffic through the Port of Lázaro Cárdenas, as well as through Panama.

CORPORATE GOVERNANCE

The Corporate Governance Guidelines of Kansas City Southern (the “Guidelines”) are available for review in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com. In addition, this section of our website makes available all of our corporate governance materials, including our Bylaws as amended and restated to June 28, 2010 (the “Bylaws”), board committee charters, code of business conduct and ethics and our anti-harassment and equal employment opportunity policies. Our Board of Directors regularly reviews corporate governance developments and modifies the Guidelines, committee charters, and key practices as it believes warranted.

The “Investors” section of our website also includes a copy of the brochure for our United States Speak Up! line in portable document format (i.e., PDF). Our United States Speak Up! line is a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual actions they believe may violate our corporate policies or the law including, but not limited to, the following:

• Unlawful harassment

• Bribery

• Destroying, altering or falsifying company records

• Misuse of corporate assets

• Threats to personal safety

• Violations of anti-trust, environmental or other governmental compliance regulations

• Employment discrimination • Conflicts of interest • Security concerns, including those of terrorist activity • Securities matters • Use or sale of illegal drugs

• Accounting or auditing irregularities

• Insider trading

• Creating or ignoring safety or environmental hazards

• Theft and fraud

• Disclosure of proprietary information

• Suspicious activity, including inquiries from strangers about our facilities or operations

Our United States Speak Up! line is operated by an independent outside vendor 24 hours a day, seven days a week. Any employee, stockholder, or other interested party can call the following toll-free (within the United States) number to submit a report:

1-800-727-2615

We have a similar hotline in Mexico, the KCSM Speak Up! line, to receive confidential and anonymous reports of suspected or actual actions that the reporting party believes may violate our corporate policies or the law. The KCSM Speak Up! line is operated by an independent outside vendor 24 hours a day, seven days a week. Any employee, stockholder or other interested party can call one of the following toll-free numbers to submit a report:

Initial Toll-Free Phone Number: 01-800-288-2872

Access Code: 800-727-2615

or

Initial Toll Free-Phone Number: 01-800-112-2020

Access Code: 800-727-2615

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is applicable to all directors, officers and employees of KCS and its subsidiaries and embodies our principles and practices relating to the ethical conduct of our business and our commitment to honesty, fair dealing and compliance with applicable laws and regulations. Our Code of Business Conduct and Ethics is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com and in print to any stockholder who requests it.

Policy on Director Attendance at Annual Stockholder Meetings

Our directors are encouraged to attend the annual stockholder meetings. All directors serving at the time of the 2010 annual stockholder meeting attended that meeting.

Director Qualifications, Qualities and Skills

The Guidelines establish certain qualifications, qualities and skills that directors and nominees must meet to be eligible to serve on our Board of Directors. Under the Guidelines, directors and nominees must be committed to representing the long-term interests of our stockholders and meet, at a minimum, the following qualifications:

•	Highest personal and professional ethics, integrity and values;

•	Independence, in accordance with the requirements of the NYSE, unless their lack of independence would not prevent two-thirds of the Board from meeting such requirements;

•	No current service on boards of companies that, in the judgment of the Nominating Committee, are in competition with, or opposed to the best interests of, the Company; and

•	Below the age of 72 years as of the date of the meeting at which his or her election would occur.

Additionally, it is considered desirable that directors and nominees possess the following qualities and skills:

•	Significant experience at policy making levels in business, government or education;

•	Significant experience or relationships in, or knowledge about, geographic markets served by us or industries that are relevant to our business; and

•	Willingness to devote sufficient time to carrying out their duties and responsibilities effectively, including service on appropriate committees of the Board.

Our Bylaws also provide that no one who is 72 years old shall be eligible to be nominated or to serve as a member of the Board of Directors, but any person who attains the age of 72 during the term of directorship to which he or she was elected shall be eligible to serve the remainder of that term. Our Certificate of Incorporation and Bylaws do not have any other eligibility requirements for directors.

Non-Management Director Independence

The Guidelines require that a majority of the Board of Directors must be independent, as determined affirmatively by the Board in accordance with the listing standards of the NYSE, although our goal is to have two-thirds of the members of the Board meet these requirements. We refer to directors who do not serve as executive officers of KCS or any of its subsidiaries as the “Non-Management Directors.” The Non-Management Directors constitute more than two-thirds of our Board of Directors. The Non-Management Directors are Messrs. Davis, Druten, Dunn, McDonnell and Slater, Ambassador Garza and Ms. Córdova. Our Board has affirmatively determined that each such Non-Management Director other than Ambassador Garza is independent in accordance with applicable NYSE listing standards (see “Insider Disclosures — Certain Relationships and Related Transactions”). In determining the independence of each Non-Management Director, the Board of Directors applied categorical standards of independence contained in the Guidelines and applicable NYSE listing standards. These standards assist the Board in determining that a director or nominee has no material relationship with KCS, either directly or as a partner, shareholder or officer of an organization that has a relationship with KCS. Under the standards, to be considered independent, a member of the Board may not:

•

Have a material relationship with KCS (directly or as a partner, shareholder or officer of an organization that has such a relationship); provided, a material relationship shall not be inferred merely because (i) the director is a director, officer, shareholder, partner or principal of, or advisor to, another company that does business with KCS and the annual sales to, or purchases from, KCS are less than the greater of $1 million or 2% of the annual revenues of the other company, if the director does not receive any compensation as a direct result of such business with KCS, or (ii) the director is an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to that organization are less than the greater of $1 million or 2% of that organization’s consolidated gross revenues;

•

Be, or have been during the three years preceding the determination, an employee, or have an immediate family member who is, or was during the three years preceding the determination, an executive officer, of KCS;

•

Have received, or have an immediate family member who has received during any twelve-month period within the three years preceding the determination, more than $100,000 in direct compensation from KCS, other than director and committee fees, pension or other forms of deferred compensation for prior service (provided such deferred compensation is not contingent in any way on future service);

•

Be, or have an immediate family member who is, a current partner of a firm that is our internal or external auditor; be a current employee of such a firm or have an immediate family member who is a current employee of such firm and who participates in the firm’s audit; or have been, or have an immediate family member who was, within the three years preceding the determination (but is no longer), a partner or employee of such firm and personally worked on our audit within that time;

•

Be, or have been during the three years preceding the determination, or have an immediate family member who is, or was during the three years preceding the determination, employed as an executive officer of another company where any of our present executives at the same time serves or served on that company’s compensation committee; or

•

Be a current employee, or have an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, KCS for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues for its last completed fiscal year.

Executive Sessions

Our Non-Management Directors meet regularly in executive session without management. Thomas A. McDonnell (the “Presiding Director”) serves as Presiding Director in such sessions.

Board Leadership Structure

The Board regularly considers the appropriate leadership structure for the Company and has concluded that the Company and its stockholders are best served by not having a formal policy on whether the same individual should serve as both the Chief Executive Officer and Chairman of the Board. The Board believes that no single Board leadership model is most effective in all circumstances for any company and that it is better for the Board to use its knowledge and experience to elect the most qualified director as Chairman of the Board, even if such director also serves as the Chief Executive Officer of the Company.

In June 2010, after considerable discussion and review, the Board determined to separate the role of Chairman of the Board and Chief Executive Officer as part of the Company’s leadership succession plan. The Board appointed Mr. Haverty to serve as Executive Chairman of the Board of Directors and Mr. Starling to serve as President and Chief Executive Officer of the Company, succeeding Mr. Haverty in the role of Chief Executive

Officer. In the position of Executive Chairman, Mr. Haverty continues to be an employee of the Company and leads the Company’s strategic planning process and supervises and has mentored Mr. Starling as he has transitioned into the role of Chief Executive Officer. Mr. Starling is responsible for developing and recommending to the Board the Company’s annual business plans and budgets that support the Company’s long-term strategy. Further, he is responsible for establishing and maintaining an effective management team and an active plan for its development and succession.

Given Mr. Haverty’s continuing status as a management employee of the Company and to ensure effective independent oversight, the Board holds regular executive sessions of the Non-Management Directors over which Mr. McDonnell presides as the Presiding Director. Further, all Board committees, other than the Executive Committee, are comprised of only Non-Management Directors. Thus, the Non-Management Directors directly oversee critical matters such as the compensation of executive management, including Mr. Haverty’s and Mr. Starling’s compensation, the selection and evaluation of Board nominees, the integrity of the Company’s financial statements, and the development of corporate governance programs of the Company.

Stockholder/Interested Person Communication with the Board

Any stockholder or interested person may communicate with the Non-Management Directors or the Presiding Director by sending such communication in writing to the office of the Corporate Secretary, Kansas City Southern, P.O. Box 219335, Kansas City, Missouri, 64121-9335, or by express carrier to the Corporate Secretary, Kansas City Southern, 427 West 12th Street, Kansas City, Missouri 64105. In its capacity as the agent for the Non-Management Directors and Presiding Director, the office of the Corporate Secretary may review, sort and summarize the communications and, in accordance with the directions provided by and procedures established by the Non-Management Directors, forward such communications to the Non-Management Directors and the Presiding Director, as appropriate. To be considered, such communications must be signed by the stockholder or other interested party, with the stockholder’s or other interested party’s name, address and telephone number. The Non-Management Directors or the Presiding Director shall review such communication with the Board, or the group addressed in the communication, for the purpose of determining an appropriate response and any appropriate action that should be taken. Any communications received may be shared with management on the instruction of the Non-Management Directors or the Presiding Director.

BOARD COMMITTEES

The Board of Directors has established an Executive Committee, an Audit Committee, a Finance Committee, a Compensation and Organization Committee (referred to in this Proxy Statement as the “Compensation Committee”), and a Nominating and Corporate Governance Committee (referred to in this Proxy Statement as the “Nominating Committee”). Committee members are elected at the Board’s annual meeting immediately following our Annual Meeting of stockholders.

The following number of committee meetings were held during 2010:

Committee	In Person(1)	By Telephone(1)
Executive	0	4
Audit	5	0
Finance	0	2
Compensation	5	1
Nominating	2	0

(1)	Some directors attended by telephone certain meetings held in person and some directors attended in person certain meetings held by telephone.

The Executive Committee

The Executive Committee consists of our Executive Chairman, and two Non-Management Directors elected by the Board to serve one-year terms. The current members of the Executive Committee are Mr. McDonnell (Executive Committee Chairman), Mr. Haverty and Mr. Slater. When the Board is not in session, the Executive Committee has all the powers of the Board in all cases in which specific directions have not been given by the Board.

The Audit Committee

The Audit Committee consists of three Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. The current members of the Audit Committee are Mr. Druten (Chairman), Ms. Córdova and Mr. McDonnell. The members of the Audit Committee are independent (as defined in the NYSE’s listing standards) and meet the additional independence standards in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In determining independence, the Board of Directors concluded that each member of the Audit Committee has no material relationship with KCS under the standards set forth in the Guidelines. The Guidelines do not limit the number of public company audit committees on which the members of our Audit Committee may serve. However, for any director to simultaneously serve on our Audit Committee and the audit committees of more than three other public companies, the Board must affirmatively determine that such simultaneous service will not impair the director’s ability to effectively serve on our Audit Committee.

The Board has determined that Mr. Druten and Mr. McDonnell are “audit committee financial experts” as that term is defined in applicable securities regulations. The Board determined that Mr. Druten qualifies as an audit committee financial expert based upon his prior experience as Executive Vice President and Chief Financial Officer of Hallmark Cards, Inc. and previously at Crown Media, Inc., as well as his prior experience as a certified public accountant with Arthur Young & Co. The Board of Directors determined that Mr. McDonnell qualifies as an audit committee financial expert based upon his experience as the Chief Executive Officer of DST, his accounting and financial education, his experience actively supervising others performing accounting or auditing functions, and his past and current memberships on audit committees of other public companies.

The Audit Committee is responsible for appointing and pre-approving the fees of our independent registered public accounting firm and pre-approving fees for other non-audit services provided by our independent registered public accounting firm. In addition, the Audit Committee monitors the quality and integrity of our financial reporting process, financial statements and systems of internal controls.

The Board of Directors has adopted a written charter for the Audit Committee detailing all of its responsibilities, a copy of which is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com.

The Audit Committee’s report is provided below.

The Finance Committee

The Finance Committee consists of three Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. The current members of the Finance Committee are Mr. Druten (Chairman), Ambassador Garza and Mr. McDonnell.

The Finance Committee is responsible for reviewing and approving financial transactions exceeding $25 million, but not exceeding $200 million. The Finance Committee also reviews management’s financing plans and reports and makes recommendations to the Board with respect to matters affecting our financing plan and capital structure.

The Board of Directors has adopted a written charter for the Finance Committee detailing all of its responsibilities, a copy of which is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com.

The Compensation Committee

The Compensation Committee consists of three Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. The current members of the Compensation Committee are Mr. Dunn (Chairman), Mr. Davis and Mr. Slater. Each member of the Compensation Committee is independent (as defined in the NYSE’s listing standards), is considered an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is considered a non-employee director under Rule 16b-3 under the Exchange Act.

The Compensation Committee is responsible for establishing, communicating to management and the Board and periodically updating the Company’s compensation philosophy, objectives, policies, strategies and programs, with the objective of ensuring they provide appropriate motivation for corporate performance and increased stockholder value. The Compensation Committee is solely responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”), evaluating and reviewing with our CEO his performance in light of those goals and objectives, and setting our CEO’s compensation level based on that evaluation. In addition, the Compensation Committee reviews and approves the compensation of other members of senior management of KCS based on recommendations from the CEO and Towers Watson, our independent compensation consultant (“Towers Watson” or the “Compensation Consultant”). The Compensation Committee annually reviews and assesses the risks associated with the Company’s compensation practices, policies and programs applicable to employees to determine whether the risks arising from such practices, policies and programs are appropriate or reasonably likely to have a material adverse effect on the Company.

The Board of Directors has adopted a written charter for the Compensation Committee detailing all of its responsibilities, a copy of which is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com.

The Compensation Committee’s report is provided below.

Compensation Committee Interlocks and Insider Participation

During 2010:

•	no member of the Compensation Committee was an officer or employee of KCS or was formerly an officer of KCS;

•

no member of the Compensation Committee had any material relationship with KCS other than service on the Board and Board committees and the receipt of compensation for that service, except as described below in “Insider Disclosures — Certain Relationships and Related Transactions;”;

•

no executive officer of KCS served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; and

•

no executive officer of KCS served as a member of the compensation committee (or other board committee performing equivalent functions or, if the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of KCS.

The Nominating and Corporate Governance Committee

The Nominating Committee consists of all of our independent (as defined in the NYSE’s listing standards) Non-Management Directors and are re-elected by the Board annually to serve on this committee. The current members of the Nominating Committee are Mr. Slater (Chairman), Ms. Córdova, Mr. Davis, Mr. Druten, Mr. Dunn and Mr. McDonnell.

The Nominating Committee recommends to the Board of Directors suitable nominees for election to the Board or to fill newly created directorships or vacancies on the Board. In addition, the Nominating Committee is responsible for ensuring that the Company maintains appropriate corporate governance practices and procedures.

The Nominating Committee generally will consider director nominees recommended by stockholders. Nominees recommended by stockholders in compliance with our Bylaws will be evaluated on the same basis as other nominees considered by the Nominating Committee. Stockholders should see “Stockholder Proposals” below for information relating to the submission by stockholders of nominees and matters for consideration at a meeting of our stockholders.

The Board of Directors has adopted a written charter for the Nominating Committee detailing all of its responsibilities, a copy of which is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com.

The Board’s Role in Risk Oversight

The Board of Directors is responsible for overseeing the Company’s enterprise risk management process and program. This includes understanding the Company’s philosophy and strategy towards enterprise risk management and mitigation. The Board reviews the Company’s most significant risks and whether management is responding within the Company’s risk management and mitigation strategies. The Board has delegated to the Audit Committee the primary responsibility for reviewing the Company’s risk assessment and risk management policies. Management periodically reports to the Audit Committee on the Company’s risk identification, assessment and mitigation activities. The Company has an enterprise risk management coordinator who supervises the enterprise risk management process. Furthermore, the Company has given its Disclosure Committee responsibility to review the comparability of the risk factors disclosed in the Company’s Annual Report on Form 10-K with the Company’s enterprise risk profile. The risk oversight structure has no effect on the Board’s leadership structure.

Risk Considerations in our Compensation Program

In early 2011, the Company engaged Towers Watson to review its compensation program to assess the risks that it could create, as reflected in the Company’s risk management practices and policies. The review covered a number of key facets of the Company’s compensation plans, including their purposes, the types of performance measures used, the number and organizational level of participants, the aggregate amount and maximum individual amounts payable under the plans, the ability of the participants to take actions that could influence the calculation of their awards, the scope of the risks that could be created by actions taken to enhance the amounts payable under the plans, and how the Company’s risk management policies and governance practices are structured to mitigate these risks. As a result of this review, the Company concluded that its compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company or its stockholders.

Director Diversity

The Nominating Committee strives to nominate directors who represent an appropriate mix of backgrounds and experiences to best enhance the functions of the Board. The Nominating Committee considers diversity in the broadest sense, thus including factors such as age, sex, race, ethnicity and geographic location, as well as a variety of experience and educational backgrounds (such as operations, finance, accounting and marketing experience and education) when seeking Board nominees. The Nominating Committee does not have a diversity policy in place.

INSIDER DISCLOSURES

Certain Relationships and Related Transactions

A 50% owned affiliate of a wholly-owned subsidiary of DST leases to KCSR the headquarters building occupied by KCS and KCSR, and also leases to KCSR a floor in another building. These leases expire in 2019. In addition, during 2008, KCSR entered into a short-term lease for office space with the DST affiliate that expired in the first quarter of 2010. Thomas A. McDonnell, one of our Non-Management Directors, is the Chief Executive Officer and a director of DST and Chairman of the Board of Directors of the DST subsidiary. Rent and expenses paid by KCSR under these leases aggregated approximately $4.3 million in 2010. DST’s indirect 50% interest in those lease payments amounted to less than 1% of DST’s consolidated gross revenues in 2010. The aggregate rentals payable under the leases from January 1, 2010 until the end of the lease terms total approximately $26.5 million. Mr. McDonnell does not receive any salary from the DST subsidiary or affiliate, owns no stock in either entity, owns less than 5% of the outstanding common stock of DST, and receives no direct financial benefit from these lease payments.

Mr. Garza, previously served on the Advisory Council of KCSM, a wholly-owned subsidiary of the Company, from October 2009 through May 6, 2010, the date of his election to the Company’s Board of Directors. Mr. Garza was paid $5,000 per month by KCSM for this service and was granted 964 restricted shares of the Company’s Common Stock in connection with his appointment to the KCSM Advisory Council. Immediately following his election to the Company’s Board of Directors, he resigned from this position on the KCSM Advisory Council and received no further compensation from KCSM. Mr. Garza’s 964 restricted shares vested as scheduled on October 29, 2010, because he remained affiliated with the Company following his election as a Director of the Company.

Related Person Transaction Policies and Procedures

The Board of Directors is empowered to review, approve and ratify any transactions between KCS and “related persons,” as that term is defined by Item 404 of Regulation S-K. The charter of the Nominating Committee contains procedures for the review of related person transactions and the reporting of such transactions by the Nominating Committee to the full Board of Directors for approval or ratification. These transactions, which include any financial transaction, arrangement or relationship or any series of similar transactions, are reviewed for approval or ratification for any transaction between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single fiscal year. The Nominating Committee has directed the Corporate Secretary to review on behalf of the Nominating Committee responses to annual director and officer questionnaires to determine whether any related person has, or has had, a direct or indirect material interest in any transaction with the Company or its subsidiaries, other than the receipt of ordinary director or officer compensation in the last fiscal year. The charter of the Audit Committee contains procedures designed to ensure that any related person transactions that are ratified or approved by the Nominating Committee are properly reported by the Company in its financial statements and SEC filings.

The policy outlined in the Nominating Committee Charter provides that the Nominating Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Nominating Committee takes into account, among other factors it deems appropriate:

•	the significance of the transaction to the Company;

•	the best interests of the Company’s stockholders;

•	the materiality of the transaction to the related person;

•	whether the transaction is significantly likely to impair any judgments an executive officer or director would make on behalf of the Company;

•	the Company’s Code of Business Conduct and Ethics;

•	whether a related person serves on the Compensation Committee and if so, whether such continued service is appropriate in accordance with the Compensation Committee charter; and

•	whether the terms of the transaction are more favorable to the Company than would be available from an unrelated third party.

NON-MANAGEMENT DIRECTOR COMPENSATION

This section describes the compensation paid to our Non-Management Directors. Michael R. Haverty, our Executive Chairman, and David L. Starling, our President and CEO, each serve on our Board of Directors, but are not paid any compensation for their service on the Board. Their compensation is described in the Summary Compensation Table included in this Proxy Statement.

Director Fees

Non-Management Director Compensation Practices

The Compensation Committee recommends each component of Non-Management Director compensation to the Board. The Compensation Committee seeks to recommend competitive compensation packages that include both cash and stock components. The Board of Directors does not delegate its authority for determining Non-Management Director compensation to any other person.

In recommending Non-Management Director compensation, the Compensation Committee may consider, and determine the weight it will give to, any combination of the following:

•	market competition for directors;

•	securities law and NYSE independence, expertise and qualification requirements;

•	director compensation provided by peer group companies selected by the Compensation Committee with the assistance of the Compensation Consultant;

•	directors’ duties and responsibilities; and

•	director retention.

Non-Management Director Compensation Program

Under the current Non-Management Director compensation program, which became effective May 1, 2008 (the “Non-Management Director Compensation Program”), each Non-Management Director receives the following compensation for his or her service as a member of the Board:

Annual Retainers for Board and Committee Membership

Type	Amount
Annual Board retainer	$50,000
Presiding Director additional retainer	$15,000
Audit Committee Chair	$10,000
Compensation Committee Chair	$7,000
Executive Committee Chair	$7,000
Finance Committee Chair	$7,000
Nominating Committee Chair	$7,000
Audit Committee Membership	$5,000

Fees per Meeting Attended

Type	Amount
Board (in person meeting)	$4,000
Board (telephonic meeting)	$3,000
Committee (in person meeting)	$2,000
Committee (telephonic meeting)	$1,500

Non-Management Director Stock Awards

Under the Non-Management Director Compensation Program, each Non-Management Director is awarded a grant of restricted Common Stock under the Kansas City Southern 2008 Stock Option and Performance Award Plan (the “2008 Plan”) on the date of each annual meeting. The grant is for a number of shares equal to $90,000 in value divided by the average closing price of the Company’s stock for the 30 days prior to the grant date. Following the 2010 annual meeting of stockholders, each Non-Management director was awarded 2,360 shares of restricted Common Stock calculated in accordance with the above-described formula, based on an average closing price over the 30 days prior to the grant date of $38.13 per share.

Restricted shares awarded to Non-Management Directors vest upon the earlier of (a) one year from the date of grant or (b) the day prior to the next annual meeting of stockholders. The restricted shares that have not vested are forfeited if there is a termination of affiliation for any reason other than death, disability or change in control of KCS. The restricted shares vest automatically upon termination of affiliation due to death, disability or change in control of KCS.

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for Non-Management Directors. These guidelines provide that each Non-Management Director is required to beneficially own at least 20,000 shares of our Common Stock within eight years from the later of May 4, 2005 or the date on which the Non-Management Director first joined the Board. Restricted stock granted to a Non-Management Director will count toward this requirement. The permitted period for compliance with our stock ownership guidelines was extended from five years to eight years in connection with the adoption of the Non-Management Director Compensation Program in 2008, with the belief that fewer shares would be awarded annually to our Non-Management Directors.

Non-Management Director Expense Reimbursement

In addition to compensating the Non-Management Directors as discussed above, we also reimburse the Non-Management Directors for their expenses in attending Board and Committee meetings.

Directors’ Deferred Fee Plan

Non-Management Directors are permitted to defer receipt of directors’ cash fees under an unfunded Directors’ Deferred Fee Plan (which we refer to as the “Deferred Fee Plan”) adopted by the Board of Directors. Earnings on deferred fees and earnings credited to the director’s account are determined by the hypothetical “investment” of deferred fees based on the director’s election among investment options designated by us from time to time for the Deferred Fee Plan. An underlying investment rate determined from time to time by the Board (currently the rate on United States Treasury securities with a maturity of 10 years plus one percentage point, adjusted annually on July 1) is used to credit with interest any part of a director’s account for which a mutual fund has not been designated as the hypothetical “investment.” A director’s account value will be paid after the director ceases to be a director of KCS. Amounts deferred, including related earnings, will be paid either in installments or a lump sum, as elected by the director. Distributions under the Deferred Fee Plan are allowed prior to cessation as a director in certain instances as approved by the Board. The Board may designate a plan administrator, but in the absence of such designation, the Corporate Secretary of KCS will administer the Deferred Fee Plan. Currently, there are no directors participating in the Deferred Fee Plan and there were no balances under the plan as of December 31, 2010.

2010 Non-Management Director Compensation

The following table shows the compensation paid to our Non-Management Directors in 2010.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Lu M. Córdova	$84,000	$88,972	$0	$968	$173,940
Henry R. Davis	$99,500	$88,972	$0	$173	$188,645
Robert J. Druten	$114,000	$88,972	$0	$28,173	$231,145
Terrence P. Dunn	$106,500	$88,972	$0	$30,173	$225,645
Antonio O. Garza, Jr.	$74,500	$88,972	$0	$101	$163,573
James R. Jones(1)	$16,500	$0	$0	$30,072	$46,572
Thomas A. McDonnell	$130,000	$88,972	$0	$30,173	$249,145
Karen L. Pletz(1)	$30,500	$0	$0	$72	$30,572
Rodney E. Slater	$112,500	$88,972	$0	$173	$201,645

(1)	The director terms of Ambassador Jones and Ms. Pletz ended on May 6, 2010.

(2)

This column presents the aggregate grant date fair value of restricted stock awards made in 2010 computed in accordance with FASB ASC Topic 718. The restricted shares were awarded under our 2008 Stock Option and Performance Award Plan. Each Non-Management Director received a grant of 2,360 restricted shares of Common Stock on the date of the 2010 annual meeting of stockholders, which was May 6, 2010.

As of December 31, 2010, each Non-Management Director (other than Ambassador Jones and Ms. Pletz) held 2,360 unvested restricted shares of Common Stock with a fair value at grant date of $88,972.

(3)

No options were granted to any Non-Management Director in or for 2010. Certain Non-Management Directors have unexercised stock options granted prior to January 2007 when Non-Management Director compensation included stock options as opposed to restricted stock grants.

As of December 31, 2010, each Non-Management Director held the options listed in the table below:

Name	Number of Exercisable Options at 12/31/10	Number of Unexercisable Options at 12/31/10
Lu M. Córdova	0	0
Henry R. Davis	0	0
Robert J. Druten	20,000	0
Terrence P. Dunn	0	0
Antonio O. Garza, Jr.	0	0
James R. Jones	40,000	0
Thomas A. McDonnell	40,000	0
Karen L. Pletz	0	0
Rodney E. Slater	0	0

(4)	All Other Compensation for the Non-Management Directors consists of:

Name	Group Term Life Premiums	AD&D Premiums	Charitable Matching Gifts(a)	Total
Lu M. Córdova	$91	$10	$867	$968
Henry R. Davis	$156	$17	$0	$173
Robert J. Druten	$156	$17	$28,000	$28,173
Terrence P. Dunn	$156	$17	$30,000	$30,173
Antonio O. Garza, Jr.	$91	$10	$0	$101
James R. Jones	$65	$7	$30,000	$30,072
Thomas A. McDonnell	$156	$17	$30,000	$30,173
Karen L. Pletz	$65	$7	$0	$72
Rodney E. Slater	$156	$17	$0	$173

(a)

We provide a two-for-one Company match of eligible charitable contributions made by our Non-Management Directors. The maximum amount of contributions we will match in any calendar year for any director is $15,000. Of this $15,000 maximum, only half may be contributed to one organization.

AUDIT COMMITTEE REPORT

In accordance with the Audit Committee’s written charter duly adopted by the Board of Directors, we have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2010.

Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and to issue a report thereon. Our responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. We met with the independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the registered public accounting firm its independence from management.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Company’s annual report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

The Audit Committee

Robert J. Druten, Chairman

Lu M. Córdova

Thomas A. McDonnell

This Audit Committee Report is not deemed “soliciting material”

and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Engagement

KPMG LLP (“KPMG”) served as our independent registered public accounting firm for the year ended December 31, 2010. KPMG performed professional services in connection with the audit of our consolidated financial statements we filed with the SEC under the Exchange Act, registration statements we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and private offering documents. KPMG also audited the Company’s internal control over financial reporting as of December 31, 2010 and issued an attestation report.

Independent Registered Public Accounting Firm Fees

The following table presents the total fees for professional audit services and other services rendered by KPMG, the independent registered public accounting firm to KCS, for the years ended December 31, 2010 and 2009 (in thousands).

	Year Ended December 31,
	2010	2009
Audit fees	$1,875.0	$2,160.0
Audit-related fees(1)	445.0	565.0
Tax fees	37.7	38.0

Total	$2,357.7	$2,763.0

(1)	Primarily reflects fees related to debt offering documents and related to SEC filings.

Pre-Approval Policy

The Audit Committee must pre-approve the engagement of the independent registered public accounting firm to audit our consolidated financial statements.

The Audit Committee’s pre-approval policies and procedures, as described in its charter, provide that the Audit Committee will approve all fees for audit and non-audit services prior to engagement. The Chair of the Audit Committee is authorized to pre-approve any audit and non-audit services on behalf of the Audit Committee, provided that such decisions are provided to the full Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all services provided by KPMG for 2010.

Selection of KPMG as our Independent Registered Public Accounting Firm for 2011

The Audit Committee has selected KPMG as our independent registered public accounting firm to audit our 2011 consolidated financial statements and provide an attestation report on the effectiveness of our internal control over financial reporting as of December 31, 2011.

PROPOSAL 2 — RATIFICATION OF THE AUDIT COMMITTEE’S

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG as our independent registered public accounting firm to audit our 2011 consolidated financial statements and provide an attestation report on the effectiveness of our internal control over financial reporting as of December 31, 2011. KPMG served as our independent registered public accounting firm in 2010. We are seeking our stockholders’ ratification of the Audit Committee’s selection of our independent registered public accounting firm even though we are not legally required to do so. If our stockholders ratify the Audit Committee’s selection, the Audit Committee nonetheless may, in its discretion, retain another independent registered public accounting firm at any time during the year if the Audit Committee feels that such change would be in the best interest of KCS and its stockholders. Alternatively, if this proposal is not approved by stockholders, the Audit Committee may re-evaluate its decision. One or more representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity, if desired, to make a statement and are expected to be available to respond to appropriate questions from stockholders. As explained above in “How do we decide whether our stockholders have approved the proposals?” ratification of this proposal requires the affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting that are entitled to vote on the proposal, assuming a quorum is present.

YOUR BOARD RECOMMENDS THAT YOU VOTE

“FOR”

RATIFICATION OF THE AUDIT COMMITTEE’S

SELECTION OF KPMG LLP

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee is responsible for establishing our executive compensation policies and overseeing our executive compensation practices. The Compensation Committee is comprised solely of Non-Management Directors, each of whom meets the independence requirements of the NYSE, qualifies as an outside director under Section 162(m) of the Code, and is considered a non-employee director under Rule 16b-3 under the Exchange Act.

All references in this Compensation Discussion and Analysis to “Named Executive Officers” or “NEOs” refer to our Chief Executive Officer, our Chief Financial Officer and the other executive officers for whom information is provided in the Summary Compensation Table below. Except for José Guillermo Zozaya Delano, who serves as the President and Executive Representative of KCSM and is based in Mexico, all of our Named Executive Officers are based in the United States of America (“U.S.”). We sometimes refer herein to these officers as “U.S. Named Executive Officers.” During 2010, two individuals served as Chief Executive Officer. Therefore, the Summary Compensation Table includes six Named Executive Officers.

Executive Summary

2010 Performance

The creation of stockholder value is the most important responsibility of our Board of Directors and executive officers. Our Compensation Committee believes our compensation practices and programs are appropriately designed to motivate our executives to meet this goal and to hold them accountable for all aspects of KCS performance. As our performance improves, so does the compensation of our Named Executive Officers.

In 2010, the volume on our railroad network increased as the general economy improved. We continued to execute on our plans to grow our business through increasing customer base, improving service and converting traffic from truck to rail. Our strong cost controls allowed us to accommodate this growth with only moderate resource additions and virtually no negative impact to service levels. Volumes and revenue increased despite Hurricane Alex, which caused extensive damage to KCSM’s infrastructures, and significantly disrupted rail service for nearly a month.

Throughout, KCS executives managed in a manner that resulted in a stronger, more valuable company for our stockholders. Our 2010 performance was a record year in many respects, resulting in significantly increased performance compensation for our Named Executive Officers. Key aspects of 2010 performance that directly or indirectly impacted executive officer compensation are highlighted below, and described in greater detail in our annual report to stockholders:

Performance	Result
Consolidated Revenues	23% increase over 2009 levels, despite impact of Hurricane Alex.

Operating income	82% increase over 2009 levels

Carloads	15% increase over 2009 levels

Operating ratio	Record low consolidated operating ratio of 73.2%; 8.8 points lower than 2009 levels Record low operating ratios in 3rd and 4th quarters,

Adjusted diluted earnings per share	(Excluding debt refinancing costs) significantly increased in 2010 over the 2009 amount

Year end closing stock price	Nearly 44% increase over year end 2009 closing price

Overview of Compensation Elements

The KCS executive total compensation program is designed to help us fulfill key objectives under our compensation philosophy, including:

•	Facilitating the attraction and retention of highly-qualified executives;

•	Motivating executives to achieve our operating and strategic goals;

•	Aligning executives’ interests with those of our stockholders; and

•	Delivering executive compensation in a responsible and cost-effective manner.

Our programs also are intended to deliver competitive compensation opportunities for high performance. We measure our programs against a select group of transportation and mature, capital-intensive companies with annual revenues of less than $3.5 billion. We target median pay practices, with the ability to earn higher when performance warrants. The programs also incorporate downside risk, so that total delivered compensation will be less than targeted levels if we fall short of our performance and value creation targets.

The primary elements of our 2010 executive officer compensation package are highlighted below and described on page 32 and following. The amount and types of elements differ between our U.S. and Mexico executives as a result of custom, traditions, compensation statutes and tax law differences.

Compensation Element	Purpose
Base Salary	Provides a fixed element of pay for an individual’s primary duties and responsibilities

Annual Incentive	Encourages and rewards achievement of specified financial or operating goals on an annual basis

Long-Term Incentives

Aligns executives’ interests with those of investors (via creation of stockholder value); encourages stock ownership, and retention of our executives

2010 grants to NEOs included both restricted shares and stock options, with accelerated vesting for attainment of stock price hurdles

Perquisites	Provides additional pay elements that are conservative, reasonable and consistent with our pay philosophy, industry practice and applicable law

Benefits	Provides basic life and disability insurance, medical coverage, and retirement income

Key Decisions and Outcomes in 2010

Each year, the Compensation Committee places a particular focus on the goals under our Annual Incentive Plan and our long-term incentive grants, to ensure that they align with shareholder interests. For 2010, the Compensation Committee:

•

Established goals under the Annual Incentive Plan that reflect both superior operating performance and financial strength, as measured by consolidated operating ratio and positive unadjusted free cash flow, respectively.

•	As a result of achieving positive free cash flow levels and record low consolidated operating ratios, awards under the plan reflected maximum payout levels.

•

Emphasized retention of key officers and the importance of increasing our stock price through the grants of restricted stock and stock options. These grants included a three-year vesting schedule, with the ability to vest sooner with superior stock price performance.

•	As a result of increases in KCS stock price over 2010 and early 2011, all three price hurdles were attained and the shares and options vested accordingly.

Several pay adjustments were made in 2010 to reflect transitions in senior leadership at the Company:

•

In recognition of Mr. Starling’s promotion and increased responsibilities as CEO, the Board raised his salary grade and increased his base compensation to $700,000 per year. Commensurate with his grade change, the Board also changed his annual incentive plan target to 100% of salary.

•

The Compensation Committee approved a grant of 40,000 restricted shares of our Common Stock for Mr. Starling, with vesting contingent on the achievement of annual or cumulative earnings per share growth goals.

•

Reflecting the changes in Mr. Haverty’s role and day-to-day responsibilities, the Board reduced his compensation to $550,000 per year, with a lower salary grade and a corresponding annual incentive target of 75% of salary.

Conclusion

We continually review our executive compensation program to assure that it achieves the objectives described above. The Compensation Committee and our management believe that our executive compensation program is designed and implemented in your best interests as stockholders.

Peer Competitive Market Group

In early 2010, the Compensation Consultant assisted the Compensation Committee in identifying the primary competitive market for the purpose of enabling the Compensation Committee to perform a benchmarking analysis of our executives’ base salaries, annual incentive compensation, and long-term incentive compensation. In connection with this analysis and prior benchmarking analyses, we have defined our primary United States and Mexico competitive market as transportation and mature, capital-intensive companies with annual revenues of less than $3.5 billion that participate in the Compensation Consultant’s Executive Compensation Database. In 2010, with respect to our U.S. Named Executive Officers, this group was comprised of the following companies, all of which had revenues in 2009 between $658 million and $3.5 billion:

•A.O. Smith Corp.	•The GEO Group, Inc.	•National Semiconductor Corp.
•AGL Resources, Inc.	•Hayes Lemmerz International Inc.	•NorthWestern Corporation
•Alexander & Baldwin, Inc.	•Herman Miller Inc.	•Pinnacle West Capital
•Beckman Coulter, Inc.	•HNI Corp.	•PNM Resources Inc.
•Brady Corp.	•IDACORP Inc.	•Portland General Electric Co.
•Carpenter Technology Corp.	•IDEX Corporation	•The Scotts Miracle-Gro Company
•Cephalon Inc.	•JetBlue Airways Corporation	•Southern Union Co.
•Crown Castle International Corp.	•Kaman Industrial Technologies	•Terra Industries Inc.
•Donaldson Co. Inc.	•Kennametal Inc.	•Thomas & Betts Corp.
•DPL Inc.	•Magellan Midstream Partners LP	•The Toro Co.
•Dynergy, Inc.	•Martin Marietta Materials, Inc.	•Tupperware Brands Corp.
•Ferrellgas Partners LP	•Media General Inc.	•UIL Holdings Corp.
•Garmin Ltd.	•MetroPCS Communications Inc.	•UniSource Energy Corp.
•GATX Corp.	•Millipore Corp.	•Warnaco Group, Inc.
	•Mirant Corp.	•Westar Energy Inc.

With respect to Mr. Zozaya, this group was comprised of the following companies, all of which had revenues in 2009 between $388 million and $2.2 billion:

• Cemex	• Grupo Alfa	• Pepsico de México
• Coca-Cola Femsa	• Grupo KUO	• Pfizer México, S.A.de C.V.
• Gamesa • Glaxo SmithKline (Mexico subsidiary) • GRUMA	• Hewlett Packard (Mexico subsidiary) • IBM de México • Kellogg (Mexico subsidiary) • Maseca	• Procter & Gamble (Mexico subsidiary) • Sabritas • Smurfit Carton y Papel de México, S.A. de C.V.

Philosophy

The Compensation Committee compensates the Company’s executive officers, including the Named Executive Officers, based on an executive compensation philosophy consisting of the following elements:

Market competitive positioning

•

Base salary — We seek to provide competitive levels of fixed compensation that reflect our executives’ respective job scopes and responsibilities. The base salary is intended to provide a regular base income for an executive, commensurate with his or her position and to reward the acquisition of critical skills and competencies. On average, we seek to pay executives a base salary that is at about the local country market 50th percentile, subject to incumbent-specific and internal equity/value considerations.

•

Target annual incentive award opportunities — Target annual incentive awards are intended to approximate the market 50th percentile in the U.S. The target award for executives based in Mexico may be above the market median practice in Mexico.

Role of incentive compensation

•

Annual Incentives — The purpose of our annual cash incentive awards is to motivate and reward the achievement of predetermined company financial goals that are based on the needs of the business. Annual incentive program awards for Named Executive Officers are awarded based on achievement of Company performance measures that are designed to provide target awards for year-over-year financial improvement.

•

Long-Term Incentives — Our long-term incentives are designed to encourage executive retention, align the interests of our executives with those of our stockholders, facilitate executive stock ownership and reward the achievement of long-term financial goals.

The Compensation Committee believes our executive compensation program will achieve the following objectives:

•	Facilitate the attraction and retention of highly-qualified executives;

•	Motivate our executives to achieve our operating and strategic goals;

•	Align our executives’ interests with those of our stockholders by rewarding them in accordance with the creation of stockholder value; and

•	Deliver executive compensation in a responsible and cost-effective manner.

Elements Of Compensation

The primary elements of our 2010 executive officer compensation package are described below. The amount and types of elements differ between our U.S. and Mexico executives as a result of custom, traditions, compensation statutes and tax law differences.

Compensation Element	Purpose	Characteristic
Base Salary	To provide a fixed element of pay for an individual’s primary duties and responsibilities.	Base salaries are reviewed annually and are set based on competitiveness versus the external local country market, and internal equity considerations.
Annual Incentive	To encourage and reward the achievement of specified financial goals on an annual basis.	Performance-based cash award opportunity; amount earned is based on actual results relative to pre-determined goals.
Long-Term Incentives
Restricted Stock	To align the executives’ interests with those of investors (via creation of stockholder value), to encourage stock ownership, and to provide an incentive for retention.	Service-based long-term incentive opportunity; award value depends on share price.
Stock Options	To incent and reward the creation of stockholder value.	Performance based long-term incentive opportunity; amounts realized are dependent upon share price appreciation.
Perquisites	To provide a level of perquisites typically provided at U.S. companies against which KCS competes for U.S. executive talent, and to provide perquisites to KCSM’s executives as required by Mexican law.

In the U.S., KCS pays for country club initiation fees (but not membership dues), financial planning services, fees for donor advised funds, and other perquisites as described under “Perquisites” on page 40 below. For all executives, KCS provides an annual physical exam (provided through KCS’s medical plan). In Mexico, we are required to provide the following perquisites: (1) annual Christmas bonus, (2) vacation and vacation premium payments, (3) food stipend, (4) automotive allocation or leased company car, (5) gasoline coupons, (6) 100% of the executive’s share of social security fees, and (7) a limited reimbursement of expenses for financial planning services.

Compensation Element	Purpose	Characteristic
Benefits	To provide for basic life and disability insurance, medical coverage, and retirement income.

For U.S. employees, KCS matches employee 401(k) contributions up to the lesser of a maximum of 5% of a participant’s eligible compensation or certain statutory limits, and pays a portion of premiums for medical coverage, short-term disability coverage, long-term disability coverage and AD&D coverage. For U.S. and Mexico employees, KCS provides a basic amount of group life insurance coverage. Additionally, KCS provides all U.S. employees with the opportunity to semi-annually purchase a specified number of shares of KCS Common Stock at a discount. For U.S. executives, KCS has an “Executive Plan” that provides a benefit based on an amount equal to 10% of the excess of
(a) an executive’s base salary times the percentage specified in his or her employment agreement over (b) the maximum compensation that can be considered for benefit purposes in a qualified retirement plan. In Mexico, KCS matches executives’ contributions into a savings fund up to certain legal limits.

Change in Control Benefits

To provide stability during a change in control by encouraging executives to cooperate with and achieve a change in control approved by the Board, without being distracted by the possibility of termination of employment or demotion after the change in control.

For U.S. executive officers, cash severance payments following termination or resignation under certain defined circumstances following a change in control, vesting of non-vested equity awards, post-employment health and welfare benefits and, for U.S. executives hired prior to 2007, excise-tax protection and tax gross-ups on severance payments. In Mexico, KCS has agreed to pay cash severance in the event of a termination under certain defined circumstances following a change in control.

Severance Compensation	To assist the Company in attracting and retaining key executive officers.

For U.S. executive officers, KCS provides cash severance payments and health and welfare benefits for a period of time following an involuntary termination of employment. In Mexico, in addition to severance benefits required by Mexico law, KCS has contractually agreed to pay its President and Executive Representative one year’s base salary following an involuntary termination of employment.

Details regarding these elements, as well as other components and considerations of our executive compensation strategy, are set forth below.

Compensation Determination and Implementation

The Compensation Committee uses benchmark analyses of our peer companies, internal pay equity analyses and other tools in setting the compensation of senior management on an annual basis to confirm that the compensation packages for our Named Executive Officers are in line with the compensation philosophy adopted by the Compensation Committee.

The Compensation Consultant recommends the pay package for our Executive Chairman to the Compensation Committee. Our Executive Chairman and the Compensation Consultant recommend the pay package for our CEO to the Compensation Committee. Pay packages for the other Named Executive Officers are recommended by our Executive Chairman and our CEO, with input and guidance from the Compensation Consultant, to the Compensation Committee. The Executive Chairman, the CEO and the Compensation Committee, with the advice of the Compensation Consultant, consider competitive market data on salaries, target annual incentives and long-term incentives, as well as internal equity and each executive’s individual responsibility, salary grade, experience, and overall performance. The analysis of these factors is qualitative in nature, and the Compensation Committee does not give any specific weighting to any of these factors. The Compensation Committee reserves the right to materially change compensation for situations such as a material change in an executive’s responsibilities. The amount of compensation realized or potentially realizable by our executives does not directly impact the level at which future pay opportunities are set or the programs in which they participate.

The targeted total direct compensation levels for our executives are, generally, at the 50th percentile of observed local country market practices as determined by compensation surveys. Please see the “Compensation Committee Review of our Executive Compensation Program” for disclosure regarding where actual payments fall within targeted compensation levels.

Base Salary

Named Executive Officers are paid a base salary to provide a basic level of regular income for services rendered during the year. The Compensation Committee, taking into account recommendations from the Executive Chairman and the CEO, and advice from the Compensation Consultant, determines the level of base salaries and annual adjustments, if any, for the Named Executive Officers and other senior executives for whom the Compensation Committee has responsibility. Although the Company generally targets the 50th percentile of the peer group for the relevant country in setting base salary levels, actual executive salaries may vary from this targeted 50th percentile positioning as the Compensation Committee considers each Named Executive Officer’s level of responsibility, experience, our performance, and internal equity considerations, as well as whether a Named Executive Officer’s individual performance was strong or weak. The Compensation Committee exercises subjective judgment and varies the weightings of these factors with respect to each Named Executive Officer.

In March 2010, the Compensation Committee approved salary increases for all members of the Company’s and KCSM’s senior management, including the Named Executive Officers. Each U.S. Named Executive Officer other than Mr. Upchurch received a 2.75% base salary increase in accordance with market median salary increases among the Company’s United States’ peer group. Mr. Upchurch’s salary was increased by approximately 10.29%, which included an adjustment to align his salary closer to the market median salary for holders of similar positions in the Company’s peer group. Mr. Zozaya received a 3.75% base salary increase in accordance with market median salary increases in Mexico.

Executive Chairman and Chief Executive Officer Compensation Changes in 2010

In June 2010, the Board of Directors met to discuss the promotion of Mr. Starling to Chief Executive Officer of the Company (as successor to Mr. Haverty) and Mr. Haverty to the position of Executive Chairman. The Board voted at its meeting to make such changes effective August 1, 2010.

In recognition of his promotion and increased responsibilities, the independent members of the Board voted to raise Mr. Starling’s salary grade and increase his base compensation to $700,000 per year. As a result of Mr. Starling’s salary grade change, his annual incentive plan threshold, target and maximum payout percentages increased to 50%, 100% and 200%, respectively, from 35%, 70% and 140%, respectively.

With respect to the changes in Mr. Haverty’s role with us and the resulting changes in his day-to-day responsibilities, the independent members of the Board voted to reduce his compensation to $550,000 per year. The new role was also positioned at a lower salary grade than his previous position resulting in a reduction of Mr. Haverty’s annual incentive plan threshold, target and maximum payout percentages to 37.5%, 75% and 150%, respectively, from 50%, 100% and 200%, respectively.

Following these actions, the Compensation Committee and the Board of Directors considered at length the most appropriate equity grant to be awarded to Mr. Starling in recognition of his promotion to Chief Executive Officer. The Compensation Committee and the Board of Directors desired to create a strong performance incentive as well as an award that would serve as a retention tool for Mr. Starling. The Compensation Committee believed it was in the best interest of the Company’s stockholders to strike a balance between performance and retention. The Compensation Committee approved a grant on September 16, 2010, of 40,000 restricted shares of our Common Stock for Mr. Starling, with the vesting of such award based on the achievement of annual or cumulative earnings per share growth goals that were challenging but within the realm of achievement.

The annual earnings per share goals are measured by comparing the earnings per share for the one-year period of July 1 through June 30 against the immediately preceding one-year period of July 1 through June 30. The base period for the initial comparison is July 1, 2009 through June 30, 2010. The shares may vest in tranches of 10,000 shares each year during the first four years provided the annual earnings per share growth goal of 10% per twelve-month measurement period over the prior twelve-month measurement period is satisfied. Any shares that do not vest in any particular year may vest in a later year provided the cumulative earnings per share growth goal over the base period earnings per share is satisfied in such later year. The cumulative earnings per share goal is determined by compounding each twelve-month measurement period’s earnings per share growth goal during the first four years. Mr. Starling has until June 30, 2016 to vest in all shares that have not previously vested by achieving the four-year cumulative earnings per share growth goal over the base period earnings per share by this date.

Annual Incentive Awards

In February 2010, the Compensation Committee approved the 2010 Annual Incentive Plan (the “2010 AIP”) model for our Named Executive Officers. The Compensation Committee was satisfied that the 2009 Annual Incentive Plan achieved its objectives and that the 2010 AIP should be modeled in a similar fashion. In order for there to be any payout to our Named Executive Officers under the 2010 AIP, the Company was required to generate positive unadjusted free cash flow on a consolidated basis and to achieve a consolidated operating ratio of 78.8% or better based on the Company’s internal 2010 financial performance plan. Unadjusted free cash flow is defined as cash flow from operations, less cash used for capital expenditures and other investment activities (including capital expenditures), less dividends paid. Consolidated operating ratio is defined as the Company’s consolidated operating expenses divided by the Company’s consolidated revenues.

Each Named Executive Officer was assigned incentive targets at the threshold, target and maximum incentive performance levels that were a percentage of the Named Executive Officer’s 2010 base salary, as follows:

	Percentage of Base Salary
Named Executive Officer	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Mr. Starling(a)	50%	100%	200%
Mr. Upchurch	30%	60%	120%
Mr. Haverty(a)	37.5%	75%	150%
Mr. Zozaya	30%	60%	120%
Mr. Ottensmeyer	30%	60%	120%
Mr. Erdman	27.5%	55%	110%

(a)

Each of Mr. Starling’s and Mr. Haverty’s incentive performance level percentages were changed to these amounts effective July 1, 2010, in connection with the management transition discussed on pages 36-37 .

The target percentage assigned for each performance level depended on the executive’s salary grade and was set such that the amount of the potential payment would maintain the Named Executive Officer’s target total direct compensation at the approximate market 50th percentile level of our benchmark peer group.

Following are the 2010 operating ratio incentive targets, as well as the percentage payout of the executive’s total incentive target, for these metrics:

Performance Level	Consolidated Operating Ratio	Percentage Payout at Total Incentive Target
Threshold	78.8%	50%
Target	77.8%	100%
Maximum	76.8%	200%

For the year ended December 31, 2010, we had positive free cash flow and a consolidated operating ratio of 73.2%. As a result of this, the Named Executive Officers each earned a 2010 AIP payment at the maximum performance level. For each Named Executive Officer whose target percentages changed during the year, the total 2010 AIP payment was apportioned between the two percentages based on the time each percentage was applicable to the Named Executive Officer.

Each year, the Compensation Committee will determine whether an annual incentive program will be adopted for that year and will establish participation, award opportunities and corresponding performance measures and goals, considering general market practices and its own subjective assessment of the effectiveness of such program in meeting its goals of motivating and rewarding our executives.

Long-Term Incentives

2008 Stock Option and Performance Award Plan (the “2008 Plan”).    The purpose of the 2008 Plan is to allow employees, directors and consultants of KCS and its affiliates to acquire or increase equity ownership in the Company. The 2008 Plan provides for the award of stock options (including incentive stock options), restricted shares, restricted share units, bonus shares, stock appreciation rights (“SARs”), limited stock appreciation rights (“LSARs”), performance units and/or performance shares to officers, directors and employees. Awards under the 2008 Plan are made at the discretion of the Compensation Committee, which is empowered to determine the terms and conditions of each award. Specific awards may be granted singly or in combination with other awards. The 2008 Plan was approved by the stockholders of the Company on October 7, 2008 and replaced the 1991 Amended and Restated Stock Option and Performance Award Plan (the “1991 Plan”), which ceased being used on October 14, 2008 with respect to the issuance of new awards. The purpose of the 1991 Plan and the types of awards provided for in the 1991 Plan were generally the same as the 2008 Plan.

Awards granted under the 1991 Plan continue to be governed by that plan and their respective award agreements until vesting or expiration. The stock options and restricted share awards described in the Non-Management Director Compensation Table and Summary Compensation Table were awarded under the 1991 Plan or the 2008 Plan.

We do not time stock option grants or other equity awards to our executives with the release of material non-public information. Further, we do not grant stock options at a discounted exercise price.

2010 Executive Long-Term Incentive Program

During 2009, the Compensation Committee and management began to develop a new long-term incentive plan (the “2010 LTI Program”) to replace the 2007-2009 Long-Term Incentive Program following its expiration in early 2010. The Compensation Consultant was engaged to assist in the process, including performing interviews with each member of the Compensation Committee and with members of senior management, to help the Compensation Committee develop guiding principles, and to provide input and design alternatives for the Compensation Committee’s consideration.

Following discussions with Compensation Committee members and management, several guiding principles were outlined to help guide the development of the 2010 LTI Program. Specifically, the Company concluded that the 2010 LTI Program should:

•	Motivate sustained improvement in our operating performance;

•	Support execution of our long-term business strategy;

•	Provide a balanced program based on performance, share price leverage and employee retention;

•	Maintain flexibility to dovetail with our other talent management tools;

•	Maintain our external competitiveness; and

•	Be simple and transparent.

Consistent with these principles, the Company articulated a desire to focus the 2010 LTI Program on retention and performance-based upside potential. Management of the Company suggested that the 2010 LTI Program should be a single year equity grant with a return to multi-year performance based grants in 2011. This single-year grant better reflected the volatile economic climate and the difficultly of determining long-term strategic goals with any level of certainty. The Compensation Committee took each of these recommendations under advisement and agreed with the logic and conclusions of management.

On March 1, 2010, the Compensation Committee approved the 2010 LTI Program, which was comprised of a one-time grant of non-qualified stock option awards (50%) and restricted stock (50%). Each of the stock option awards and the restricted stock awards was designed to become fully-vested at the end of the three-year period following the grant date of March 1, 2010.

To provide a further incentive to management to increase our stock price and return to our stockholders, the Compensation Committee included a vesting accelerator for each type of award, stipulating that the option awards would become exercisable early, and the restricted stock awards would vest early, in three tranches for each 10% compounded increase in our stock price over the closing market price of our Common Stock on the grant date of the awards. In order to vest early, the stock price was required to remain at the increased level for 30 consecutive trading days. The option exercise price was the fair market value of our Common Stock as defined in the 2008 Plan, which was the closing market price of the stock as reported by the New York Stock Exchange on the date of grant, which on March 1, 2010 was $35.41 per share. Based on this price, the awards would vest early as follows:

Portion of Stock Options That Become Cumulatively Exercisable and Restricted Stock That Becomes Cumulatively Vested	Target Share Price Goal - 30 Consecutive Trading Days
1/3 of Total Options/Shares Awarded	$38.95
1/3 of Total Options/Shares Awarded	$42.85
1/3 of Total Options/Shares Awarded	$47.14

The following awards were granted to our Named Executive Officers under the 2010 LTI Program:

Name	Number of Non-Incentive Stock Options Granted Under the 2010 LTI Program	Number of Shares of Restricted Stock Granted Under the 2010 LTI Program
David L. Starling	20,600	9,800
Michael W. Upchurch	13,700	6,500
Michael R. Haverty	49,200	23,500
José Guillermo Zozaya Delano	13,700	6,500
Patrick J. Ottensmeyer	13,700	6,500
Warren K. Erdman	11,400	5,400

Each tranche of the 2010 LTI Program vested early as a result of satisfying the early vesting requirements described above. The first tranche vested on November 18, 2010, the second tranche vested on December 7, 2010 and the third tranche vested on January 6, 2011.

Perquisites

As noted in our Summary Compensation Table, we provide our U.S. Named Executive Officers with certain perquisites consistent with market practice. We do not view perquisites as a significant element of our comprehensive compensation structure for our U.S. Named Executive Officers. For Mr. Zozaya and other executives employed by KCSM, we provide perquisites as required by Mexican law and consistent with Mexican customary practice.

We reimburse financial counseling expense for our Named Executive Officers up to a stated limit. The maximum amount of the annual reimbursement under this program for our Executive Chairman and our CEO is $8,000. The maximum amount of the annual reimbursement under this program for our other Named Executive Officers is $5,000. We also pay for three years’ of the administrative fees charged by the Greater Kansas City Community Foundation (“GKCCF”) related to donor advised funds established by our U.S. executives at the GKCCF. These fees are paid out of funds from the Company’s charitable foundation, which is administered by the GKCCF.

Consistent with applicable law and perquisite practices in Mexico generally, we provide the following perquisites to Mr. Zozaya: (1) annual Christmas bonus equal to 30 days of wages or salary (Mexican law requires an annual Christmas bonus equal to at least 15 days of wages or salary), (2) vacation and vacation premium payments of 50% (Mexican law requires a vacation premium of at least 25%), (3) food stipend (up to a maximum of 1,747 Mexican pesos per month under Mexican law), (4) automotive allocations or use of a leased company car (and maintenance for the leased car), (5) gasoline coupons, (6) 100% payment of the employee’s social security fees and (7) a limited reimbursement of expenses for financial planning services in accordance with the KCS Financial Planning Reimbursement Policy. The annual Christmas bonus is a payment in the amount equal to one month’s salary, prorated based on time with the Company. Executives based in Mexico have a number of vacation days as set forth in their respective employment agreements and a corresponding vacation premium equal to 50% of their earned vacation days, generally paid on or around their annual anniversary date, in accordance with the Company’s payroll policy. In 2010, Mr. Zozaya was provided with a leased vehicle for a portion of the year and used a personal vehicle purchased later in the year using funds provided by KCSM in the form of a vehicle bonus to fund a portion of the purchase price of the vehicle. Mr. Zozaya no longer uses a vehicle leased by KCSM, but may do so in a future year.

The Compensation Committee believes these perquisites are conservative, but reasonable and consistent with our overall compensation program, industry practice and applicable law, and better enable the Company to attract and retain high-performing employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers. The Compensation Committee does not plan to materially increase the perquisites currently provided, subject to, with respect to Mr. Zozaya, requirements under Mexican law.

Benefits

We provide certain benefit programs that are designed to be competitive within the marketplace from which we recruit our employees. The majority of employee benefits provided to our Named Executive Officers are offered through broad-based plans available to our management employees generally.

KCS 401(k) and Profit Sharing Plan (the “KCS 401(k) Plan”).    The KCS 401(k) Plan is a qualified defined contribution plan. Eligible U.S. employees may elect to make pre-tax deferral contributions, called 401(k) contributions, to the KCS 401(k) Plan of up to 75% of eligible compensation subject to certain limits under the Code. We will make matching contributions to the KCS 401(k) Plan equal to 100% of a participant’s 401(k) contributions and up to the lesser of a maximum of 5% of a participant’s eligible compensation or the statutory limit imposed by the Code. Our matching contributions for the KCS 401(k) Plan vest over five years as follows:

•	0% for less than two years of service;

•	20% upon two years of service;

•	40% upon three years of service;

•	60% upon four years of service; and

•	100% upon five years of service.

We may also make, in our discretion, annual profit sharing contributions to the KCS 401(k) Plan in an amount not to exceed the maximum allowable deduction for federal income tax purposes and certain limits under the Code. Only employees who have met certain standards as to hours of service are eligible to receive profit sharing contributions. No minimum contribution is required. Each eligible participant, subject to maximum allocation limitations under the Code, is allocated the same percentage of the total contribution as the participant’s compensation bears to the total compensation of all participants. Profit sharing contributions are 100% vested when made. No profit sharing contributions were made in 2010.

Participants may direct the investment of their accounts in the KCS 401(k) Plan by selecting from one or more of the diversified investment funds available under the KCS 401(k) Plan, including a fund consisting of our Common Stock.

Employee Stock Ownership Plan (“ESOP”).    The ESOP is a qualified employee stock ownership plan for our U.S. employees and is designed to be invested primarily in shares of our Common Stock. The ESOP also holds a limited number of shares of common stock of Janus Capital Group, Inc. (“Janus”), which was formerly known as Stilwell Financial Inc. Effective as of January 1, 2009, contributions to the ESOP were frozen and no new participants will enter the plan. All participants in the ESOP are fully vested, and all shares held by the ESOP have been allocated to participants’ accounts. Messrs. Haverty and Erdman are the only Named Executive Officers who beneficially own shares in the ESOP.

Executive Plan.    In order to provide executives with competitive retirement and savings plans, we maintain a supplemental benefit plan known as the “Executive Plan” for those U.S. executives who are designated by the President, Chief Executive Officer or Compensation Committee as participants in the plan. Our Executive Plan provides a benefit based on an amount equal to 10% of the excess of (a) an executive’s base salary times the percentage specified in his or her employment agreement (ranging from 145% to 175%) or, for those executives without employment agreements, 145% (see the “Management Compensatory Tables Summary Compensation Table — Narrative to Summary Compensation Table”) over (b) the maximum compensation that can be considered for benefit purposes in a qualified retirement plan. Payments are generally made annually under this plan and executives receive such payments in one year restricted stock, which may be forfeited in the event of termination of employment prior to the end of the twelve-consecutive-month period beginning on the grant date.

Other Benefits.    For our U.S. employees, we pay a portion of premiums for medical coverage, pay premiums for short-term disability coverage, pay premiums for 50% coverage for long-term disability and pay premiums for AD&D coverage up to 2 1/2 times the annual salary for each employee up to a maximum of $600,000. For U.S. and Mexico executives, we provide a basic amount of group life insurance coverage. Additionally, we provide eligible U.S. employees with the opportunity to purchase KCS Common Stock at a discount under the Kansas City Southern 2009 Employee Stock Purchase Plan, which plan is intended to satisfy Section 423 of the Code.

Benefits Provided for KCSM Executives.    We provide accident, medical and life insurance for our executives based in Mexico. Each of our Named Executive Officers based in Mexico may contribute to a savings fund up to 13% of his base salary up to Ps. 2,271 monthly, the legal maximum. We make a matching contribution to each such Named Executive Officer’s savings fund. In addition, we are required under Mexican law to make certain severance payments to any employee (including a Named Executive Officer) who is terminated without cause. See “Severance Compensation” for a more detailed discussion of these payments.

Pay Mix

The percentage of a Named Executive Officer’s total compensation that is comprised by each of the compensation elements is not specifically determined, but instead is a result of the targeted competitive positioning for each element (i.e., local country market 50th percentile for base salaries, U.S. market 50th percentile for annual incentives, and long-term incentives and below market median for perquisites and benefits, except as may be required by applicable Mexican law). Generally, long-term incentives comprise a significant portion of a Named Executive Officer’s total compensation. This is consistent with the Compensation Committee’s desire to reward long-term performance in a way that is aligned with stockholders’ interests. In 2010, the target pay mix for each of the Named Executive Officers was as follows:

Named Executive Officer	Base Salary (%)	Annual Incentive (%)	Long-Term Incentive (%)
David L. Starling	20%	20%	60%
Michael W. Upchurch	34%	21%	45%
Michael R. Haverty	25%	19%	56%
José Guillermo Zozaya Delano	36%	21%	43%
Patrick J. Ottensmeyer	35%	21%	44%
Warren K. Erdman	37%	20%	43%

Executive Stock Ownership Guidelines

In 2006, we implemented stock ownership guidelines for our Named Executive Officers and other members of senior management, requiring the Named Executive Officers and other members of management to own a certain number of shares of Company Common Stock. Under these guidelines, a fixed share approach is used, with the number of shares required for each executive determined by salary grade. The ownership requirement for each salary grade was calculated in 2006, in two steps:

•	First, a dollar value was calculated by multiplying a factor (ranging from 1 to 5) by the salary grade midpoint.

•

Second, this dollar amount was divided by the one-year average daily closing stock price (at the time the guidelines were established) to determine a “fixed” number of shares to serve as the ownership guideline going forward.

The employee stock ownership guidelines for the Named Executive Officers are as follows:

	Number of Shares Required	Value of Shares Required(a)
David L. Starling	147,400	$7,054,564
Michael W. Upchurch	38,700	$1,852,182
Michael R. Haverty	147,400	$7,054,564
José Guillermo Zozaya Delano	38,700	$1,852,182
Patrick J. Ottensmeyer	38,700	$1,852,182
Warren K. Erdman	38,700	$1,852,182

(a)	Value of shares required is based on the Company’s closing stock price as of December 31, 2010.

The Compensation Committee will periodically review the continued appropriateness of the fixed share ownership guidelines. Executives are given five years, commencing on the later of the date the guidelines were implemented or their start date, to meet the required share holdings. If an executive fails to timely comply with the ownership guidelines, then not less than 50% of any future annual incentives will be paid in restricted shares until compliance is achieved.

Shares that count in determining compliance with the stock ownership guidelines are shares beneficially owned by the executive, shares held by the executive in any KCS benefit plan, restricted shares at the time of grant (even if not yet vested), performance shares when earned (even if not yet vested), and shares issued and retained on exercise of stock options.

Change in Control Benefits

Purpose.    Various compensation arrangements provide for award and account vesting and separation pay for our Named Executive Officers upon a change in control or the occurrence of certain events after a change in control. Please see the “Potential Payments upon Termination of Employment or Change in Control” for a discussion of why the Compensation Committee believes the current levels of post-employment termination compensation and benefits are appropriate and consistent with our compensation objectives. These arrangements are designed to:

•	preserve our ability to compete for executive talent;

•

provide stability during a change in control by encouraging executives to cooperate with and achieve a change in control approved by the Board, without being distracted by the possibility of termination of employment or demotion after the change in control; and

•	encourage an acquirer to evaluate whether to retain our executives by making it more expensive to dismiss our executives rather than its own.

Please see “Potential Payments upon Termination of Employment or Change in Control” for a detailed discussion of our severance benefits.

Tax and Accounting Considerations

Section 162(m) of the Code generally limits the deduction by publicly held corporations for federal income tax purposes of compensation in excess of $1 million paid to the chief executive officer as of the end of the year and the next three highest compensated Named Executive Officers listed in the Summary Compensation Table, other than the chief financial officer, unless it is “performance-based.” Except as otherwise described in this section, the Compensation Committee intends to qualify compensation expense as performance-based and therefore deductible for federal income tax purposes.

The compensation packages of the Named Executive Officers for 2010 included base salary, annual cash incentives, restricted stock and non-qualified stock options. The highest total base salary was within the $1 million limit. The Company’s 2010 AIP permits the Compensation Committee to exercise discretion in the determination of the award amounts and is not intended to be a performance-based plan under Section 162(m) of the Code. Restricted shares with time-based vesting requirements awarded under the provisions of the 1991 Plan or the 2008 Plan do not qualify as performance-based compensation under Section 162(m). The annual incentive plan payments and restricted shares awarded to the Named Executive Officers have the potential to result in total compensation in excess of the $1 million limit under Section 162(m). Restricted shares with performance-based vesting requirements, stock options and performance shares awarded under the provisions of the 1991 Plan or 2008 Plan are intended to qualify as performance based compensation under Section 162(m) because the awards are earned based on our performance. If Proposal 3 is approved, the Company’s Annual Incentive Plan for 2011 and future years will be a performance-based plan under Section 162(m) of the Code.

The Compensation Committee will review from time to time the potential impact of Section 162(m) on the deductibility of executive compensation. However, the Compensation Committee intends to maintain the flexibility to take actions it considers to be in the best interests of KCS and our stockholders and which may be based on considerations in addition to tax deductibility.

The Compensation Committee periodically reviews projections of the estimated accounting (pro forma expense) and tax impact of material elements of the executive compensation program.

For executives based in Mexico, the Compensation Committee generally considers certain Mexican tax and accounting issues when forming compensation packages.

Compensation Committee Review of our Executive Compensation Program

In early 2010, at the direction of the Compensation Committee, the Compensation Consultant performed a competitive executive compensation analysis to assess the competitiveness of the compensation of the executives of the Company, including the Named Executive Officers. The results of this analysis were presented to the Compensation Committee in March 2010. The Compensation Consultant analyzed the market competitiveness of the following elements for each of the covered executive positions:

•	Base salary;

•	Target annual incentive award opportunity (award that may be earned for achieving expected annual performance results);

•	Target total cash compensation (salary plus target annual incentive award opportunity);

•	Annualized expected value of long-term incentive grants/awards (estimated value on date of grant); and

•	Target total direct compensation (target total cash compensation plus the annualized expected value of long-term incentive awards).

In performing the study, the Company’s executive positions were initially “matched,” based on the Compensation Consultant’s understanding of the positions’ primary duties and responsibilities, to similar positions in Towers Watson’s 2009 Executive Compensation Data Bank. At the request of the Company, a premium was applied to the market compensation data for certain benchmark survey position matches to reflect the differences between the responsibilities of the Company’s positions and those of the benchmark survey job matches.

As stated above, the Compensation Committee seeks to provide base salaries, target total cash and target total direct compensation that is on average consistent with median market (i.e., comparably-sized transportation and mature capital intensive companies) practices, recognizing internal equity and incumbent-specific considerations such as performance, future potential, and tenure with the Company. Based on the findings of the study described above, the Compensation Committee believes that our targeted executive compensation levels are “competitive” in aggregate, within a +/- 15% of the target market 50th percentile (i.e., 85% to 115% of target market 50th percentile).

The results of this study found that (i) our base salaries are, on average, aligned with approximately local country market 50th percentile levels; (ii) our target total cash compensation levels are on average within a competitive range around the U.S. market median; (iii) our target annual incentive award opportunities, expressed as a percentage of salary, are, on average, aligned with the U.S. market 50th percentile level; and (iv) our target long-term incentive award opportunities, and resulting target total direct compensation levels, are, on average, consistent with U.S. market median practices. Results for individual officers varied. For the six Named Executive Officers as a group, average competitive positioning for base salary was 100%, and for total direct compensation 105%, of the target market 50th percentile.

The conclusion that the Named Executive Officers were being compensated at or near market median given their positions and responsibilities satisfied the Compensation Committee that the ratio of compensation between the CEO and the other Named Executive Officers was acceptable and reasonable, particularly when taking into consideration the differences in responsibilities of each. The policies or decisions relating to the compensation of the CEO are not materially different than the other Named Executive Officers.

Role of Compensation Consultant

For assistance in fulfilling its responsibilities, the Compensation Committee retained the Compensation Consultant to review and independently assess various aspects of our compensation programs, including the compensation of individuals serving as executives of KCSM, and to advise the Compensation Committee in making its executive compensation decisions for 2010. The Compensation Consultant is engaged by and reports directly to the Compensation Committee and has been retained again for 2011. The Compensation Consultant’s role in 2010 has been to provide market data, including market trend data, to the Compensation Committee, to advise the Compensation Committee regarding the Company’s executive compensation relative to the market data, and to make recommendations to the Compensation Committee regarding compensation structure and components. The Compensation Committee may or may not adopt the Compensation Consultant’s recommendations. Typically, the Compensation Committee considers internal factors, such as individual performance and Company strategy, in addition to the Compensation Consultant’s recommendations.

Specifically, in 2010, the Compensation Consultant:

•	analyzed the competitiveness of compensation provided to KCS’s Non-Management Directors;

•	assisted with developing the 2010 LTI Program and grant guidelines;

•	provided detail regarding current executive compensation trends;

•	reviewed and provided comments to the Compensation Discussion and Analysis included in the 2010 Proxy Statement;

•	reviewed the Company’s Annual Incentive Plan as applied to senior and executive management of the Company;

•	assisted with developing the termination tables included in the 2010 Proxy Statement;

•	assisted with the development of the 2011 Long-Term Incentive Program and grant guidelines;

•	reviewed the Company’s compensation programs to assess the risks that they could create, as reflected in the Company’s risk management practices and policies; and

•	assisted with determining appropriate compensation for newly hired and promoted executives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has received and discussed with management the disclosures contained in “Compensation Discussion and Analysis” in this Proxy Statement. Based on that review and analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

The Compensation Committee

Terrence P. Dunn, Chairman

Henry R. Davis

Rodney E. Slater

This Compensation Committee Report is not deemed “soliciting material”

and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

SUMMARY COMPENSATION TABLE

The following table and narrative disclose compensation earned in 2010 by the Named Executive Officers. The table shows amounts earned by such persons for all services rendered in all capacities to KCS and its subsidiaries during the past year.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(7)	Total ($)
David L. Starling,	2010	$612,012	$0	$1,953,467	$328,735	$1,069,556	$29,026	$3,992,796
President and Chief Executive Officer(2)(3)	2009	$502,500	$178,500	$35,462	$0	$0	$18,961	$735,423

Michael W. Upchurch,	2010	$354,400	$0	$259,201	$218,624	$432,000	$27,968	$1,292,193
Executive Vice President & Chief Financial Officer	2009	$321,600	$97,920	$17,119	$0	$0	$26,592	$463,231
	2008	$240,417	$0	$1,297,310	$41,775	$76,139	$17,843	$1,673,484

Michael R. Haverty,	2010	$673,014	$0	$967,968	$785,134	$1,205,376	$52,132	$3,683,624
Executive Chairman of the Board, Former Chief Executive Officer(2)	2009	$763,330	$387,362	$150,618	$0	$0	$52,458	$1,353,768
	2008	$759,533	$0	$118,340	$0	$473,189	$51,662	$1,402,724

José Guillermo Zozaya Delano,	2010	$367,648	$0	$230,165	$218,624	$441,178	$334,333	$1,591,948
President and Executive Representative of KCSM(8)	2009	$329,279	$108,613	$0	$0	$0	$114,007	$551,899
	2008	$306,772	$0	$123,560	$0	$118,134	$109,538	$658,004

Patrick J. Ottensmeyer,	2010	$397,840	$0	$285,617	$218,624	$477,408	$1,812	$1,381,301
Executive Vice President, Sales and Marketing	2009	$381,498	$116,158	$61,807	$0	$0	$1,706	$561,169
	2008	$376,137	$0	$163,841	$0	$141,894	$4,318	$686,190

Warren K. Erdman,	2010	$345,858	$0	$220,002	$181,921	$385,000	$30,062	$1,162,843
Executive Vice President — Administration & Corporate Affairs(4)

(1)	Reflects actual salary received.

(2)

Mr. Starling previously served as the Company’s President and Chief Operating Officer and was elected to serve as its President and Chief Executive Officer effective August 1, 2010. Mr. Haverty previously served as the Company’s Chairman and Chief Executive Officer and was elected to serve as its Executive Chairman effective August 1, 2010.

(3)	Mr. Starling was not a Named Executive Officer in 2008; accordingly only his 2009 and 2010 compensation is reflected in the above table.

(4)	Mr. Erdman was not a Named Executive Officer in 2008 or 2009, accordingly only his 2010 compensation is reflected in the above table.

(5)

This column presents the aggregate grant date fair value of stock awards made in 2010, 2009 or 2008, as applicable, computed in accordance with FASB ASC Topic 718. For additional information, refer to Note 12 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2010, as filed with the SEC.

(6)

This column presents the aggregate grant date fair value of option awards made in 2010, 2009 or 2008, as applicable, computed in accordance with FASB ASC topic 718. For additional information, refer to Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC.

(7)	“All Other Compensation” for the Named Executive Officers consists of:

Name		KCS 401(K) Plan Matching Contributions ($)(a)	Group Term Life Insurance Premiums ($)	AD&D Premiums ($)	LTD Premiums ($)	Matching Charitable Gifts ($)(b)	Financial Planning Reimbursement ($)	Other ($)(c)		Total ($)
Starling	2010	$12,250	$1,380	$168	$158	$10,000	$5,000	$70	(d)	$29,026
	2009	$12,250	$1,380	$168	$1,100	$1,000	$2,200	$863		$18,961

Upchurch	2010	$12,250	$1,380	$168	$264	$13,906	$0	$0		$27,968
	2009	$12,250	$1,380	$168	$158	$12,636	$0	$0		$26,592
	2008	$11,500	$675	$140	$132	$0	$0	$5,396		$17,843

Haverty	2010	$12,250	$1,380	$168	$264	$30,000	$8,000	$70	(e)	$52,132
	2009	$12,250	$1,380	$168	$158	$29,050	$8,000	$1,452		$52,458
	2008	$9,000	$3,564	$168	$158	$30,000	$8,000	$772		$51,662

Zozaya	2010	N/A	$9,478	$0	$0	$0	$0	$324,855	(f)	$334,333
	2009	N/A	$7,114	$0	$0	$0	$0	$106,893	(f)	$114,007
	2008	N/A	$2,526	$0	$0	$0	$0	$107,012	(f)	$109,538

Ottensmeyer	2010	$0	$1,380	$168	$264	$0	$0	$0		$1,812
	2009	$0	$1,380	$168	$158	$0	$0	$0		$1,706
	2008	$2,000	$1,242	$168	$158	$0	$750	$0		$4,318

Erdman	2010	$12,250	$1,380	$168	$264	$16,000	$0	$0		$30,062

(a)

Subject to Internal Revenue Service rules, we match 100% of each employee’s elective 401(k) contributions which do not exceed 5% of his or her compensation. For 2010, the maximum match was $12,250. Amounts for 2009 for Messrs. Starling and Haverty, and amounts for 2008 and 2009 for Mr. Upchurch, have been adjusted from amounts reported in prior years’ proxy statements to reflect post-year-end matching contribution true ups to their respective 401(k) accounts.

(b)

We provide a two-for-one Company match of eligible charitable contributions made by our Named Executive Officers. The maximum amount of contributions we will match in any calendar year for any Named Executive Officer is $15,000. Of this $15,000, only half may be contributed to one organization.

(c)

For U.S. executives, we have historically paid and continue to pay country club initiation fees (with monthly dues paid by the executive). For all executives, we provide an annual physical exam through our medical plan. All employees of the Company, including the Named Executive Officers, are given the opportunity to use our stadium and arena suites to the extent the suites are not being used for business purposes. Our Named Executive Officers may use the services of their administrative assistants for limited personal matters. In addition, spouses of certain of our Named Executive Officers accompanied them on private aircraft chartered to transport the Named Executive Officers for business purposes. None of these perquisites results in an aggregate incremental cost to the Company, and thus no value for any of these perquisites is included in the Summary Compensation Table.

(d)	“Other” for Mr. Starling consists of $70 in 2010 for the cost of tickets for a commercial flight paid by the Company for his spouse to accompany him on business.

(e)	“Other” for Mr. Haverty consists of $70 in 2010 for the cost of tickets for a commercial flight paid by the Company for his spouse to accompany him on business.

(f)	“Other” for Mr. Zozaya consists of the payments set forth in the following table, payment of which is consistent with Mexican law and perquisite practices.

	Christmas Bonus ($)	Vacation Premium ($)	Food Stipends ($)	Auto Maintenance and Gasoline ($)	Leased Vehicles ($)	Vehicle Bonus ($)	Savings Fund ($)	Social Security ($)	Personal Security ($)	Spouse Airfare for Company Events ($)(a)		Total ($)
2010	$30,637	$6,127	$1,697	$3,884	$13,502	$17,571	$2,197	$1,157	$242,387	$5,696		$324,855
2009	$27,849	$4,551	$1,531	$1,471	$17,278	$0	$1,983	$1,046	$50,354	$830	(a)	$106,893
2008	$26,336	$4,389	$1,417	$4,616	$16,665	$0	$1,842	$967	$46,257	$4,523	(a)	$107,012

(a)	Amounts unintentionally omitted in prior years’ proxy statements.

(8)

All amounts of Mr. Zozaya’s compensation (other than the aggregate grant date fair value for stock and option awards) are paid to Mr. Zozaya in Mexican pesos. The 2010 amounts reported on this table were converted from Mexican pesos at a conversion rate of 12.3571 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2010. The 2009 amounts reported on this table were converted from Mexican pesos at a conversion rate of 13.0587 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2009. The 2008 amounts reported on this table were converted from Mexican pesos at a conversion rate of 13.5383 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2008.

Narrative to Summary Compensation Table

Employment Agreements.    Each of the Named Executive Officers is a party to an employment agreement.

Pursuant to their respective employment agreements, Messrs. Starling, Upchurch, Haverty, Zozaya, Ottensmeyer and Erdman receive as compensation for their services an annual base salary at the rate approved by the Compensation Committee. We believe that the unique responsibilities, rail and international transportation experience, accountability, leadership and achievements of Mr. Starling as our Company’s Chief Executive Officer is worthy of special consideration in setting his compensation. The salaries for these executive officers shall not be reduced except as agreed to by the parties or as part of a general salary reduction applicable to all officers. Messrs. Starling, Upchurch, Haverty, Zozaya, Ottensmeyer and Erdman are eligible to participate in benefit plans or programs generally available to management employees of the KCSR or KCSM, as applicable. Each of the employment agreements of Messrs. Starling, Upchurch, Haverty, Ottensmeyer and Erdman provides that the value of the respective Named Executive Officer’s annual compensation is fixed at a percentage of base salary for purposes of determining contributions, coverage and benefits under any disability insurance policy and under any cash compensation-based plan provided to the Named Executive Officer as follows: 175% for Mr. Starling; 145% for Mr. Upchurch; 167.67% for Mr. Haverty; 175% for Mr. Ottensmeyer; and 145% for Mr. Erdman.

For information regarding potential payments to the Named Executive Officers upon termination of employment or change in control, see “Potential Payments Upon Termination of Employment or Change in Control” below.

Indemnification Agreements. We have entered into indemnification agreements with our KCS officers and directors. Each of our U.S. Named Executive Officers is an officer of KCS. These agreements are intended to supplement our officer and director liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by our Bylaws will continue to be available regardless of, among other things, an amendment to the Bylaws or a change in management or control of KCS. The indemnification agreements provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law and for the prompt advancement of expenses, including attorneys’ fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer was or is a party, is threatened to be made a party or is otherwise involved, or to which the director or officer was or is a party, is threatened to be made a party or is otherwise involved by reason of service in certain capacities. Under the indemnification agreements, if required by the Delaware General Corporation Law, an advancement of expenses incurred will be made upon delivery to us of an undertaking to repay all advanced amounts if it is ultimately determined by final adjudication that the officer or director is not entitled to be indemnified for such expenses. The indemnification agreements allow directors and officers to seek court relief if indemnification or expense advances are not received within specified periods, and obligate us to reimburse them for their expenses in pursuing such relief in good faith.

GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of the Named Executive Officers regarding 2010 grants of annual incentive awards, restricted shares, earned performance shares and stock options.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						All Other Stock Awards: Number of Shares of Stock or Awards (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)		Target ($)		Maximum ($)
David L. Starling	N/A	$267,389		$534,778		$1,069,556
	03/01/2010							12,151	20,600	$35.41	$759,002
	09/16/2010							40,000			$1,523,200
Michael W. Upchurch	N/A	$108,000		$216,000		$432,000
	03/01/2010							7,320	13,700	$35.41	$477,826
Michael R. Haverty	N/A	$301,344		$602,688		$1,205,376
	03/01/2010							27,336	49,200	$35.41	$1,753,101
José Guillermo Zozaya Delano	N/A	$110,295	(4)	$220,589	(4)	$441,178	(4)
	03/01/2010							6,500	13,700	$35.41	$448,789
Patrick J. Ottensmeyer	N/A	$119,352		$238,704		$477,408
	03/01/2010							8,066	13,700	$35.41	$504,241
Warren K. Erdman	N/A	$96,250		$192,500		$385,000
	03/01/2010							6,213	11,400	$35.41	$401,924

(1)

The amounts reflected in these columns represent the threshold, target and maximum amounts that could have been earned under our 2010 AIP. The threshold, target and maximum percentages for Messrs. Starling and Haverty changed during the year and the amounts shown in this table are determined by apportioning the percentages at each level based on the time each percentage was applicable to each. Actual amounts paid for 2010 performance are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)	The amounts in this column reflect restricted stock awards granted under the 2008 Plan as listed in the following table.

Name	Grant Date	Purchase Price ($)	Shares Granted (#)	Vesting Schedule
Starling	03/01/2010	$0.00	2,351	1 year
	03/01/2010	$0.00	9,800	3 years(a)
	09/16/2010	$0.00	40,000	(b)
Upchurch	03/01/2010	$0.00	820	1 year
	03/01/2010	$0.00	6,500	3 years(a)
Haverty	03/01/2010	$0.00	3,836	1 year(c)
	03/01/2010	$0.00	23,500	3 years(a)
Zozaya	03/01/2010	$0.00	6,500	3 years(a)
Ottensmeyer	03/01/2010	$0.00	1,566	1 year
	03/01/2010	$0.00	6,500	3 years(a)
Erdman	03/01/2010	$0.00	813	1 year
	03/01/2010	$0.00	5,400	3 years(a)

(a)

The vesting of these shares will accelerate in 1/3 increments if the Company’s stock price remains equal to or above $38.95, $42.85 and $47.14, respectively. The first target was met on November 18, 2010 and 1/3 of the shares vested. The second target was met on December 7, 2010 and 1/3 of the shares vested. The third target was met on January 6, 2011 and 1/3 of the shares vested.

(b)	The vesting of these shares is contingent on the satisfaction of certain performance conditions as explained on page 37.

(c)

These shares became non-forfeitable on the grant date due to the fact that this executive meets the retirement criteria under the 2008 Plan; however, they remain subject to sale and transfer restrictions in accordance with the vesting schedule above.

(3)

These options will become exercisable in 3 years, however, the vesting will accelerate in 1/3 increments if the Company’s stock price remains equal to or above $38.95, $42.85 and $47.14, respectively. The first target was met on November 18, 2010 and 1/3 of the options became exercisable. The second target was met on December 7, 2010 and 1/3 of the options became exercisable. The third target was met on January 6, 2011 and 1/3 of the options became exercisable.

(4)

Mr. Zozaya is paid in Mexican pesos. His threshold, target and maximum non-equity incentive plan award amounts were converted from Mexican pesos at a conversion rate of 12.3571 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information for each of the Named Executive Officers regarding outstanding stock options, unvested stock awards and unearned stock awards held by them as of December 31, 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares of Units of Stock That Have Not Vested ($)(3)

David L. Starling	—	3,880	$51.55	07/29/18
	13,734	6,866	$35.41	02/29/20
					65,617	$3,140,430
Michael W. Upchurch	—	2,500	$39.53	03/27/18
		4,566	$35.41	02/29/20
					22,986	$1,100,110
Michael R. Haverty	13,207	—	$13.42	02/05/12
	105,901	—	$12.55	01/15/13
	90,000	—	$14.60	01/01/14
	13,689	—	$14.53	02/08/14
	32,800	16,400	$35.41	02/29/20
					18,833	$901,347
José Guillermo Zozaya Delano	9,134	4,566	$35.41	02/29/20
					22,166	$1,060,865
Patrick J. Ottensmeyer	20,000	10,000	$25.80	06/08/16
	9,134	4,566	$35.41	02/29/20
					30,133	$1,442,165
Warren K. Erdman	7,600	3,800	$35.41	02/29/20
					11,531	$551,874

(1)

The exercisable dates of the options listed in this column are shown in the following table, and are subject to acceleration on a change of control or upon the death or disability of a named executive officer.

Name	Number of Securities (#)	Exercisable Date
Starling	6,867	11/19/2010
	6,867	12/08/2010
	6,866	01/07/2011
	3,880	07/30/2013
Upchurch	4,566	01/07/2011
	2,500	03/28/2013
Haverty	13,207	02/06/2002
	15,901	01/16/2003
	13,689	02/09/2004
	90,000	01/02/2005
	90,000	01/16/2008
	16,400	11/19/2010
	16,400	12/08/2010
	16,400	01/07/2011
Zozaya	4,567	11/19/2010
	4,567	12/08/2010
	4,566	01/07/2011
Ottensmeyer	20,000	06/09/2009
	4,567	11/19/2010
	4,567	12/08/2010
	4,566	01/07/2011
	10,000	06/09/2011
Erdman	3,800	11/19/2010
	3,800	12/08/2010
	3,800	01/07/2011

(2)	The vesting dates of the restricted shares listed in this column are shown in the following table.

Name	Number of Securities (#)	Vesting Date
Starling	3,266	01/06/2011
	2,351	03/31/2011
	20,000	07/31/2013
	40,000	(a)
Upchurch	2,166	01/06/2011
	820	03/31/2011
	20,000	03/29/2013
Haverty	7,833	01/06/2011
	11,000	01/19/2011
Zozaya	2,166	01/06/2011
	16,000	04/20/2011
	4,000	05/01/2011
Ottensmeyer	2,166	01/06/2011
	309	01/17/2011
	260	01/31/2011
	1,566	03/31/2011
	20,000	06/09/2011
	310	01/17/2012
	261	01/31/2012
	5,000	10/31/2012
	261	01/31/2013
Erdman	1,800	01/06/2011
	79	01/17/2011
	46	01/19/2011
	5,000	01/19/2011
	155	01/31/2011
	813	03/31/2011
	78	01/17/2012
	155	01/31/2012
	3,250	10/31/2012
	155	01/31/2013

(a)	These shares vest in tranches contingent on the satisfaction of certain performance goals as described on page 37.

(3)	The amount in this column is calculated by multiplying the closing price of our Common Stock on the NYSE on December 31, 2010, which was $47.86, by the number of shares of stock that have not vested.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the Named Executive Officers regarding stock option exercises and vesting of stock awards during 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David L. Starling	N/A	N/A	34,775	$1,135,151
Michael W. Upchurch	9,134	$110,339	21,517	$773,720
Michael R. Haverty	650,729	$16,221,900	133,777	$4,673,891	(2)
José Guillermo Zozaya Delano	N/A	N/A	47,400	$1,626,163
Patrick J. Ottensmeyer	N/A	N/A	51,354	$1,760,394
Warren K. Erdman	N/A	N/A	42,199	$1,460,820

(1)

The amounts in these columns were calculated by multiplying the number of shares of stock by the fair market value of our Common Stock on the NYSE on the vesting date, or if the market was not open on such date, the fair market value of our Common Stock on the NYSE on the next preceding trading date. For awards granted prior to November 1, 2008, the fair market value was calculated by averaging the high and low stock price. For awards granted after November 1, 2008, the fair market value equaled the closing price.

(2)	Payment of 24,063 ($793,357 of the value realized) of these shares was deferred until January 31, 2011.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

As described above in the section titled “Narrative to the Summary Compensation Table,” each of our Named Executive Officers is a party to an employment agreement. Each agreement provides certain benefits in the event of the termination of the U.S. Named Executive Officer’s employment without cause or after a change in control. The agreements do not provide for any benefits in the event of the termination of employment resulting from death, disability or retirement. We believe that providing certain severance protections in the event of a change in control plays an important role in attracting and retaining key executive officers. The Compensation Committee believes the severance benefits are an appropriate and necessary component of each Named Executive Officer’s compensation package.

The severance benefits described below are required to be provided pursuant to the terms of employment agreements with our Named Executive Officers. These agreements may only be amended with the consent of the U.S. Named Executive Officer.

Severance Benefits Other than After a Change in Control

U.S. Named Executive Officers.    Each of Messrs. Starling’s, Upchurch’s Haverty’s, Ottensmeyer’s and Erdman’s employment agreement provides that in the event of termination of employment without cause for any reason other than a change in control, death, disability or retirement, such Named Executive Officer will receive one year of salary, payable in a lump sum with respect to Messrs. Haverty, Ottensmeyer and Erdman, and in equal installments over a 12-month period with respect to Messrs. Upchurch and Starling, at the rate in effect immediately prior to the termination of his employment. Additionally, Messrs. Haverty and Erdman will receive reimbursement of health and life insurance costs for fifteen months and Messrs. Starling, Upchurch and Ottensmeyer will receive reimbursement of health and life insurance costs for twelve months. Executives will also remain eligible, in the year in which a termination of employment without cause for any reason other than a change in control, death, disability or retirement occurs to receive benefits under any other compensatory or benefit plan in which such U.S. Named Executive Officer participates, if such plans are then in existence and the U.S. Named Executive Officer was entitled to participate immediately prior to termination in accordance with the applicable provisions of such plans, but only to the extent the U.S. Named Executive Officer meets all the requirements of any such plan for the plan year at the time of termination. After termination of employment without cause for any reason other than a change in control, death, disability or retirement, the U.S. Named Executive Officer would not be entitled to accrue or receive benefits under any other employee benefit plan under the current provisions of such plans.

As part of his employment agreement, each of Messrs. Starling, Upchurch, Haverty, Ottensmeyer and Erdman has agreed not to use or disclose any trade secrets of the Company or any of its affiliates, as applicable, after any termination of his employment. Severance payments are conditioned upon the U.S. Named Executive Officer’s waiver of any claims against the Company upon termination. In addition, each U.S. Named Executive Officer has agreed not to compete with the business of the Company in the geographic area in which the Company operates for a period of one year following the date of termination (other than in the event of a change in control, with respect to Messrs. Haverty, Ottensmeyer and Erdman). They have also agreed for a period of one year following the date of termination (other than in the event of a change in control with respect to Messrs. Haverty, Ottensmeyer and Erdman) not to (i) divert business from the Company, (ii) accept any business of any customer or prospective customer of the Company with whom the U.S. Named Executive Officer had any contact or association or who was under the U.S. Named Executive Officer’s supervision, or the identity of whom was learned by the U.S. Named Executive Officer as a result of his employment with the Company, whether or not solicited by the U.S. Named Executive Officer or (iii) induce, solicit or cause any employee of the Company to leave the employ of the Company.

None of the U.S. Named Executive Officers is eligible to receive payments or benefits upon a voluntary termination of employment or a termination of employment for cause.

Mr. Zozaya.    For 2010, Mr. Zozaya is the only Named Executive Officer employed in Mexico. We are required under Mexican law to provide certain termination benefits to all employees employed in Mexico, including any Named Executive Officers. We have provided additional termination benefits to Mr. Zozaya, as described below, in order to remain competitive with benefits offered in the local country market, as well as to facilitate our retention and recruitment efforts.

Upon a termination of employment without cause, Mr. Zozaya is entitled under Mexican law to a severance payment equal to a minimum of ninety days’ integrated salary (consisting of base salary plus benefits), plus an additional payment equal to twenty days’ integrated salary for each year of service with KCSM. In addition and as required by Mexico law, as of December 31, 2010, Mr. Zozaya would be eligible to receive a seniority premium equal to Ps. 1,379.04 per year for each year of service for KCSM (which if converted at a conversion rate of 12.3571 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2010, would equal $111.60 per year). Mr. Zozaya is also entitled to a payment equal to one year’s base salary upon the termination of his employment, as well as other termination benefits provided pursuant to the terms of his employment agreement with KCSM.

If Mr. Zozaya’s employment with KCSM is terminated, whether or not the termination was for cause, he would receive a payment equal to the value of any earned but unpaid Christmas bonus, vacation premium, food stipend and savings plan balance. The Christmas bonus is paid on a pro rata calendar year basis, while the vacation premium is paid on an annual pro rata basis that commences on each anniversary of the employee’s seniority date. Because the food stipend is paid to Mr. Zozaya on a monthly basis, he is only eligible to receive a pro rata payment of the amount earned but not paid in the month of termination. Finally, Mr. Zozaya would receive a payment equal to the account balance of his savings plan, including all amounts contributed to the plan by the Company.

Mr. Zozaya is not eligible to receive payments upon a voluntary termination of employment or a termination of employment for cause, other than the payment of the earned but unpaid Christmas bonus, vacation premium, food stipend and savings plan balance, as each is described in the immediately preceding paragraph.

Severance Benefits Following a Change in Control

Summary of Benefits.    In the event of a termination of employment by the Company without “cause” in the case of our U.S. Named Executives Officers, or without “just cause” in the case of Mr. Zozaya, or a resignation by a U.S. Named Executive Officer for “good reason” (as defined below), or a resignation for “unjust causes” in the case of Mr. Zozaya, within a three year period after a change in control with respect to Messrs. Haverty, Ottensmeyer and Erdman for a resignation for good reason, and within a two-year period after a change in control with respect to Messrs. Starling, Upchurch and Zozaya for a termination without cause or a resignation for good reason, the executives receive the following benefits pursuant to the terms of their respective employment agreements:

Cash Severance (paid in a lump sum)	•Starling: Salary x 2 x 1.75
•Upchurch: Salary x 2 x 1.60
•Haverty: Salary x 3 x 1.6767
•Zozaya: Salary x 2 x 1.00 (subject to adjustment as described below)
•Ottensmeyer: Salary x 3 x 1.75
•Erdman: Salary x 2 x 1.60
Unvested Equity Awards	•Become immediately vested, generally upon occurrence of a change in control
Health and Welfare Benefits

•Medical, prescription and dental continue for 3 years at the cost of the Company for Messrs. Haverty, Ottensmeyer and Erdman, and for one year for Messrs. Starling and Upchurch at the rate that would be charged to an active employee with similar coverage. Mr. Ottensmeyer may continue medical, prescription and dental coverage until age 60 at his cost, which cost may be no more than the cost of such benefits to active or retired peer executives at the Company prior to the change in control. Each of Messrs. Haverty, Ottensmeyer and Erdman may continue medical and prescription coverage following the attainment of age 60, at the cost of the executive, which cost may be no more than the cost of such benefits to active or retired peer executives at the Company immediately prior to the change in control.

Excise-Tax Protection and Tax Gross-Up

•Messrs. Haverty, Ottensmeyer and Erdman are eligible to receive payment for excise taxes incurred as a result of any excess parachute payments, as well as a tax gross-up for income taxes payable as a result of the excise tax reimbursement

Although the employment agreements of Messrs. Haverty, Ottensmeyer and Erdman contain the excise tax protection and tax gross-up provisions described above, the Compensation Committee directed in 2006 that, going forward, no new employment agreements contain such provisions. The employment agreements of Messrs. Haverty, Ottensmeyer and Erdman each predated this decision. In addition, the health and welfare benefits contained in the Company’s U.S. executive employment agreements has been modified to limit this benefit to one year of medical and dental coverage paid for by the Company following a change in control.

If any dispute should arise under the employment agreements of Messrs. Haverty, Ottensmeyer and Erdman after the control change date involving an effort by him to protect, enforce or secure rights or benefits claimed by him, KCSR shall pay promptly upon demand all reasonable expenses incurred by the U.S. Named Executive Officer (including attorneys’ fees) in connection with the dispute, without regard to whether the U.S. Named Executive Officer prevails in the dispute, except that the U.S. Named Executive Officer shall repay KCSR any amounts so received if a court having jurisdiction makes a final, nonappealable determination that he acted frivolously or in bad faith by the dispute.

Termination Provisions of Employment Agreements of U.S. Named Executive Officers

Definition of “cause” and “good reason.” The employment agreements of Messrs. Starling, Upchurch, Haverty, Ottensmeyer and Erdman generally define “cause” in the context of a termination of employment prior to a change in control to include:

•	breach of the executive’s employment agreement by the executive;

•	dishonesty involving the Company;

•	gross negligence or willful misconduct in the performance of his duties;

•	failure to substantially perform his duties and responsibilities, including willful failure to follow reasonable instructions of the Board, President or other officer to whom he reports;

•	breach of an express employment policy;

•	fraud or criminal activity;

•	embezzlement or misappropriation; or

•	breach of fiduciary duty to the Company.

The employment agreements of the U.S. Named Executive Officers generally define “cause” in the context of a termination of employment after a change in control to mean commission of a felony or a willful breach of duty, but excluding:

•	bad judgment or negligence;

•	an act or omission believed by the executive in good faith to be in or not opposed to the interest of the Company, without intent to gain a profit to which he is not entitled;

•	an act or omission with respect to which a determination could be made by the Board that the executive met the standard of conduct entitling him to indemnification by the Company; or

•	an act or omission occurring more than 12 months before the date on which any member of the Board knew or should have known about it.

The employment agreements of the U.S. Named Executive Officers generally define “good reason” in the context of a resignation by the executive after a change in control to include:

•	assignment to the executive of duties inconsistent with his position, authority or duties that result in a diminution or other material adverse change in his position, authority or duties;

•	for Messrs. Haverty, Ottensmeyer and Erdman, a failure by the Company to comply with the change in control provisions in the agreement;

•	requiring the executive to be based more than 40 miles away from the location where he was previously employed;

•	for Messrs. Haverty, Ottensmeyer and Erdman, any other material adverse change in the executive’s terms and conditions of employment;

•	for Messrs. Haverty, Ottensmeyer and Erdman, any termination by the Company of executive’s employment other than as expressly permitted in the agreement;

•	for Messrs. Starling and Upchurch, a material diminution in compensation; or

•	for Messrs. Starling and Upchurch, any other action or inaction by the Company that constitutes a material breach of the agreement.

Triggering Events.    Messrs. Haverty’s, Ottensmeyer’s and Erdman’s employment agreements generally provide that the following events (which we refer to as “triggering events”) constitute a “change in control”:

•	for any reason at any time less than 75% of the members of our Board shall be incumbent directors, as described in the agreement; or

•

any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than as shall have become after September 18, 1997 (for Messrs. Haverty and Erdman) or the date of the agreement (for Mr. Ottensmeyer), according to a public announcement or filing, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of KCS or KCSR representing 30% (or, with respect to certain payments to be made to the Named Executive Officer under his or her employment agreement, 40%) or more (calculated in accordance with Rule 13d-3) of the combined voting power of our or KCSR’s then outstanding voting securities; or

•

the stockholders of KCS or KCSR shall have approved a merger, consolidation or dissolution of KCS or KCSR or a sale, lease, exchange or disposition of all or substantially all of our or KCSR’s assets, if persons who were the beneficial owners of the combined voting power of our or KCSR’s voting securities immediately before any such merger, consolidation, dissolution, sale, lease, exchange or disposition do not immediately thereafter beneficially own, directly or indirectly, in substantially the same proportions, more than 60% of the combined voting power of any corporation or other entity resulting from any such transaction.

Messrs. Starling’s and Upchurch’s employment agreements generally provide that the following events (which we also refer to as “triggering events”) constitute a “change in control”:

•

a majority of the members of the Company’s Board is replaced during any twelve (12) month period with directors whose appointment or election was not endorsed by a majority of the members of the Company’s Board, in office immediately prior to the date of such appointment or election; or

•

any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group of ownership of stock of the Company possessing 30% or more of the total voting power of the outstanding stock of the Company; or

•	any person or group has acquired ownership of stock of the Company that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Company; or

•

any person or group has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group assets of the Company that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition.

Termination Provisions of Mr. Zozaya’s Employment Agreement

Summary of Benefits.    Mr. Zozaya entered into an amendment to his employment agreement in May 2009. Pursuant to the terms of this amendment, in the event of a termination of employment by KCSM without “just cause” or a resignation by Mr. Zozaya for “unjust cause” (as defined below) within a two year period after a “change in shareholder control” (as defined below), (a) Mr. Zozaya will be eligible to receive, in addition to any other severance benefits for which he is eligible under Mexican law, a lump sum payment equal to the product of (i) the rate of his annual base salary as of the date of termination, multiplied by (ii) two, and less (iii) the aggregate amount of other severance payments for which he is eligible under Mexican law, (b) any unvested or unexercisable equity awards shall become immediately vested or exercisable, as applicable, and (c) if applicable, Mr. Zozaya will have the opportunity to purchase the executive vehicle assigned to him at the time, in accordance with KCSM’s vehicle policy. In addition, KCSM will transfer the right to Mr. Zozaya to use the telephone number corresponding to the cellular telephone assigned to him by KCSM.

In addition to the above, if Mr. Zozaya’s employment with KCSM is terminated, whether or not the termination was for cause, he would receive a payment equal to the value of any earned but unpaid Christmas bonus, vacation premium, food stipend and savings plan balance as described above in the description of his severance benefits other than after a change in control.

Definition of “just cause” and “with cause.”    The employment agreement of Mr. Zozaya generally defines “just cause” or “with cause” in the context of a termination of employment following a change in shareholder control to include the rescission of employment by KCSM without liability to KCSM as provided for by the Federal Labor Law of Mexico, including termination for the commission of any criminal offense or the failure of the executive to comply with his obligations while performing his duties.

Definition of “unjust cause” or “without just cause.”    The employment agreement of Mr. Zozaya generally defines “unjust cause” or “without just cause” in the context of a resignation by him following a change in shareholder control to include any of the following events:

•	a significant reduction or other significant negative change in the responsibilities, powers or duties of the executive;

•	a reduction of the remunerations of the executive;

•

KCSM requiring the executive to perform his regular duties from any office or site located more than sixty (60) kilometers from the place where he had performed his duties prior to receiving such order; or

•	any other action or omission on the part of KCSM that would constitute a breach of the executive’s employment agreement or a violation of the Federal Labor Law of Mexico.

Triggering Events.    Mr. Zozaya’s employment agreement generally provides that the following events (which we refer to as “triggering events”) constitute a “change in shareholder control:”

•

the majority of the members of the KCS Board of Directors are replaced during any twelve (12) month period with directors whose election or appointment was not submitted or resolved by the majority of the members of the KCS Board of Directors serving immediately prior to such election or appointment; or

•

any person or group of persons has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group of ownership of stock of KCS possessing 30% or more of the total voting power of the outstanding stock of KCS; or

•	any person or group has acquired ownership of stock of KCS that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock KCS; or

•

any person or group has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group assets of KCS that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets KCS immediately before such acquisition; or

•

any individual person or legal entity or any group of persons other than KCS or its affiliates, subsidiaries, or related entities (the “KCS Group”), directly or indirectly acquires ownership of more than 50% of the outstanding stock of KCSM; or

•

any individual person or legal entity or any group of persons other than the KCS Group acquires KCSM assets representing a gross fair market value of more than 51% of the total gross fair market price for all KCSM assets immediately prior to such acquisition; or

•

the majority of the members of the KCSM Board of Directors is replaced with board members whose appointment or election has not been approved by the entities of the KCS Group that are shareholders in KCSM.

Double-Trigger Severance Benefits

Severance benefits under the employment agreements for our Named Executive Officers do not become due only upon a change in control. For Messrs. Haverty, Ottensmeyer and Erdman, severance benefits are payable upon a termination of employment without cause after a change of control, or a resignation for good reason within a three-year period after a change in control. For Messrs. Starling, Upchurch and Zozaya severance benefits are payable upon a termination of employment without cause or a resignation for good reason within a two-year period after a change in control. Requiring that a termination of employment without cause or a resignation for good reason after a change in control before certain compensation and benefits are available is called a “double trigger.” We believe a double trigger for severance benefits is in the best interest of our stockholders because it:

•	encourages executives to help transition through a change in control;

•

mitigates any potential disincentive for the executives when they are evaluating and/or implementing a potential change in control, particularly when the acquiring company may not require the services of our executives; and

•	protects executives from termination of employment without cause or an adverse change in position following a change in control.

Reasonableness of Change in Control Severance Payments

The post-employment termination compensation and benefits described above are required under the terms of employment agreements with the Named Executive Officers and, with respect to Mr. Zozaya, applicable Mexican law. These benefits may be amended only with the consent of the executive, or not at all in the case of benefits required under Mexican law, and in all events cannot be changed unilaterally. In 2010, the Compensation Committee asked the Compensation Consultant to perform a competitive analysis of the Company’s employment agreements with respect to the reasonableness of the change in control severance payments thereunder. The Compensation Consultant advised that the potential financial impact of change in control severance arrangements in the general marketplace was approximately 1-3% of the transaction value. Based on the results of this information and the analysis performed by the Compensation Consultant, which were presented to the Compensation Committee in March 2010, the Compensation Committee determined that the benefits included and amounts paid under these agreements, including amounts paid upon a change of control of the Company, were reasonable and not in excess of predominant market practices and were consistent with the compensation philosophy adopted by the Compensation Committee.

Other Compensatory Plans that Provide Benefits on Retirement or Termination of Employment

Described below are the portions of our compensation plans in which the accounts of Named Executive Officers become vested as a result of (a) their retirement, death, disability or termination of employment, (b) a change in control of us, or (c) a change in the Named Executive Officer’s responsibilities following a change in control.

KCS 401(k) Plan.      Participants, including our U.S. Named Executive Officers, become vested in Company contributions as follows: 20% vesting after 2 years of service, 40% after 3 years of service, 60% after 4 years of service and 100% after 5 years of service. Also, a participant becomes 100% vested upon retirement at age 65, death or disability or upon a change in control of us (as defined in the KCS 401(k) Plan). Distribution of benefits under the KCS 401(k) Plan will be made in connection with a participant’s death, disability, retirement or other termination of employment. Subject to certain restrictions, a participant may elect whether payment of his or her benefits will be in a lump sum or installments. A participant may elect to receive distributions of benefits under the KCS 401(k) Plan in whole shares of our Common Stock, or in a combination of cash and whole shares of our Common Stock, to the extent whole shares of our Common Stock are allocated to such participant’s account. Absent such election, distributions of benefits will be made in cash.

ESOP.    Distributions of participants’ accounts under the ESOP may be made in connection with a participant’s death, disability, retirement or other termination of employment. A participant in the ESOP has the right to select whether payment of his or her benefit will take the form of whole shares of our Common Stock or a combination of cash and whole shares of our Common Stock. Any remaining balance in a participant’s account will be paid in cash, except that the participant may elect to have such balance applied to provide whole shares of our Common Stock for distribution at the then fair market value. In addition to these distribution options, a participant may elect to receive a distribution in the form of whole Janus shares (to the extent Janus shares are held in the participant’s account). If no election is made, the plan provides that the payment shall be made in cash. A participant may further opt to receive payment in a lump sum or in installments.

2008 Plan.    Subject to the terms of the specific award agreements, under the 2008 Plan, the termination of affiliation of a grantee of an award by reason of death, Disability, Retirement or on account of a Change of Control (as such terms are defined in the 2008 Plan) may accelerate the ability to exercise an award.

Death or Change of Control

Upon the death, or upon the termination of affiliation on account of a Change of Control, of a grantee of an award under the 2008 Plan, unless otherwise specified in the award agreement,

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable will become nonforfeitable,

(ii) any options or SARs not exercisable at that time will become nonforfeitable and exercisable and the grantee’s personal representative or other transferee upon death may exercise such options or SARs up to the earlier of the expiration of the option or SAR term, one year after the death of the grantee, or 10 years from the grant date of the award,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended will become nonforfeitable, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will become nonforfeitable in the amount that would be earned for such performance period if the performance goals for such performance period were met at target, and

(iv) any shares subject to a deferred stock award will become nonforfeitable.

Disability or Retirement

Upon the termination of affiliation by reason of Disability or Retirement of a grantee of an award under the 2008 Plan, unless otherwise specified in the award agreement,

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable will become nonforfeitable in a number determined by multiplying the total number of restricted shares and restricted share units by a fraction, the numerator of which is the number of 12-month periods of employment commencing on the grant date that have been completed by the grantee, and the denominator of which is the total number of 12-month periods in the period of restriction,

(ii) any options or SARs not exercisable at that time will become nonforfeitable and exercisable and the grantee or the grantee’s legal representative (or the grantee’s transferee upon the death of the grantee) may exercise such options or SARs up to the earliest of the expiration of the option or SAR term, one year following the grantee’s termination of affiliation by reason of Disability, five years following the grantee’s termination of affiliation by reason of Retirement or 10 years from the grant date of the award,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended will become nonforfeitable, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be forfeited, and

(iv) any shares subject to a deferred stock award will become nonforfeitable.

Other Termination of Affiliation

Upon the termination of affiliation of a grantee of an award under the 2008 Plan for any reason other than death, Disability, Retirement, or on account of a Change of Control, then, unless otherwise specified in the award agreement,

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable on the date of the grantee’s termination of affiliation, are forfeited on that date,

(ii) any options or SARs not exercisable at that time will be forfeited, and any options or SARs that are vested and exercisable or become exercisable at that time may be exercised by the grantee up to the earlier of the expiration of the option or SAR term, three months following the grantee’s termination of affiliation, or 10 years from the grant date of the award; provided, however, that if termination of affiliation is for Cause (as defined in the 2008 Plan), then any unexercised options or SARs will be forfeited,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended but which are not vested will be forfeited, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be forfeited, and

(iv) any nonvested shares subject to a deferred stock award will be forfeited.

1991 Plan.    Subject to the terms of the specific award agreements, under the 1991 Plan, the death or disability, retirement or other Termination of Affiliation (as such terms are defined in the 1991 Plan) of a grantee of an award or a Change of Control (as defined in the 1991 Plan) may accelerate the ability to exercise an award, as described below.

Death, Disability or Retirement

Upon the death, disability or retirement of a grantee of an award under the 1991 Plan,

(i) the grantee’s restricted shares, if any, that were forfeitable will become nonforfeitable unless otherwise provided in the specific award agreement,

(ii) any options or stock appreciation rights (“SARs”) not exercisable at that time become exercisable and the grantee (or his or her personal representative or transferee under a will or the laws of descent and distribution) may exercise such options or SARs up to the earlier of (A) the expiration of the option or SAR term or (B) 12 months from the date of death or disability or five years from the date of retirement, and

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be determined based upon a formula described in the 1991 Plan or the applicable award agreement.

Change of Control

Upon a Change of Control (as defined in the 1991 Plan),

(i) a grantee’s restricted shares, if any, that were forfeitable become nonforfeitable,

(ii) any options or SARs not exercisable at that time become immediately exercisable,

(iii) we will pay to the grantee, for any performance share or performance unit for which the performance period has not ended as of the date of the Change of Control, a cash payment based on a formula described in the 1991 Plan or the applicable award agreement, and

(iv) all LSARs (which may be granted in tandem with options awarded under the 1991 Plan) are automatically exercised upon a Change of Control that is not approved by our Incumbent Board (as such terms are defined in the 1991 Plan). Upon exercise of an LSAR, the grantee may receive a cash payment based upon the difference between the fair market value on the date of the Change of Control or other specified date and the per share exercise price of the related option and the related option is canceled.

Termination of Affiliation

If a grantee has a Termination of Affiliation (as defined in the 1991 Plan) for any reason other than for Cause (as defined in the 1991 Plan), death, disability or retirement, then

(i) the grantee’s restricted shares, if any, to the extent forfeitable on the date of the grantee’s Termination of Affiliation, are forfeited on that date,

(ii) any unexercised options or SARs, to the extent exercisable immediately before the grantee’s Termination of Affiliation, may be exercised in whole or in part, up to the earlier of the expiration of the option or SAR term or three months after the Termination of Affiliation, and

(iii) any performance shares or performance units for which the performance period has not ended as of the Termination of Affiliation will terminate immediately upon that date.

Trusts Securing the Rights of the Officers, Directors, Employees and Former Employees

We have established a series of grantor trusts (commonly referred to as “rabbi” trusts) that are intended to secure the rights of our officers, directors, employees, former employees and others (each a “Beneficiary”) under various contracts, benefit plans, agreements, arrangements and commitments. The function of each trust is to receive contributions from us and, following a change in control of KCS (as defined by the trust), if we fail to honor certain obligations to a Beneficiary, the trust shall distribute to the Beneficiary amounts accumulated in such Beneficiary’s trust account, or in the general trust account, to discharge such obligations as they become due, to the extent of available trust assets. The trusts require that we be solvent as a condition to making distributions. Trusts have been established with respect to the employment continuation commitments under employment agreements, the Executive Plan, the Directors’ Deferred Fee Plan, indemnification agreements, the 1991 Plan, the 2008 Plan and our charitable contribution commitments, among others. New trusts were executed on February 24, 2011. The new trusts are revocable by the Board of Directors until a change in control of KCS. KCSR has established similar trusts tied to any failure by KCSR to honor its obligations to beneficiaries following a change in control of KCSR.

Tables Summarizing Payments Upon Employment Termination

The following tables summarize the estimated payments that would be made under each contract, agreement, plan or arrangement which provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment, including by resignation, retirement, disability, or dismissal or resignation for good reason following a change in control. None of our Named Executive Officers is eligible to receive payments upon a voluntary resignation or a termination for cause (as defined above), except that because Mr. Haverty meets the definition of “retirement” under the 1991 Plan and the 2008 Plan in that he is over 55 years old and has over ten years of service to KCS, he has restricted stock that is non-forfeitable and would be payable upon a voluntary resignation. In accordance with SEC regulations, we do not report any amount to be provided under any arrangement which does not discriminate in scope, terms or operation in favor of our Named Executive Officers and which is available generally to all salaried employees in the United States or Mexico, as applicable. The following tables do not repeat information provided in the Summary Compensation Table or the Outstanding Equity Awards at Year-End Table, except to the extent the amount payable would be enhanced by the termination event.

For purposes of the quantitative disclosure in the following tables, and in accordance with SEC regulations, we have assumed that the termination took place on December 31, 2010, and that the price per share of our Common Stock was $47.86, the closing market price on that date.

	David L. Starling
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$2,450,000	$700,000
Equity (Intrinsic Value)
Unvested Restricted Stock	$3,140,430	$2,984,119	$—	$3,140,430	$—
Unexercisable Options	$85,482	$85,482	$—	$85,482	$—
Unvested KCS 401(k) Plan Contributions	$27,113	$27,113	$—	$27,113	$—

Total	$3,253,025	$3,096,714	$—	$3,253,025	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$5,892	$5,892
Tax Gross-Ups	N/A	N/A	N/A	N/A	N/A

Total	$—	$—	$—	$5,892	$5,892

Total	$3,253,025	$3,096,714	$—	$5,708,917	$705,892

	Michael W. Upchurch
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$1,152,000	$360,000
Equity (Intrinsic Value)
Unvested Restricted Stock	$1,100,110	$996,445	$—	$1,100,110	$—
Unexercisable Options	$77,672	$77,672	$—	$77,672	$—
Unvested KCS 401(k) Plan Contributions	$24,779	$24,779	$—	$24,779	$—

Total	$1,202,561	$1,098,896	$—	$1,202,561	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$9,408	$9,408
Tax Gross-Ups	N/A	N/A	N/A	N/A	N/A

Total	$—	$—	$—	$9,408	$9,408

Total	$1,202,561	$1,098,896	$—	$2,363,969	$369,408

	Michael R. Haverty
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$2,766,555	$550,000
Equity (Intrinsic Value)
Unvested Restricted Stock	$901,347	$526,460	$—	$901,347	$—
Unexercisable Options	$204,180	$204,180	$204,180	$204,180	$—
Unvested KCS 401(k) Plan Contributions	$—	$—	$—	$—	$—

Total	$1,105,527	$730,640	$204,180	$1,105,527	$—
Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$76,011	$—

Total	$—	$—	$—	$76,011	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$22,700	$7,365
Tax Gross-Ups	$—	$—	$—	$—	$—

Total	$—	$—	$—	$22,700	$7,365

Total	$1,105,527	$730,640	$204,180	$3,970,793	$557,365

	José Guillermo Zozaya Delano(a)
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$29,707	$29,707	$750,603	$375,302
Equity (Intrinsic Value)
Unvested Restricted Stock	$1,060,865	$957,200	$—	$1,060,865	$—
Unexercisable Options	$56,847	$56,847	$—	$56,847	$—

Total	$1,117,712	$1,014,047	$—	$1,117,712	$—

Total	$1,117,712	$1,043,754	$29,707	$1,868,315	$375,302

(a)

Cash severance payments to Mr. Zozaya are paid in Mexican pesos. All cash severance amounts were converted from Mexican pesos at a conversion rate of 12.3571 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2010.

	Patrick J. Ottensmeyer
Benefit	Death		Disability		Retirement	Change in Control		Without Cause or Good Reason
Cash Severance		$—		$—	$—		$2,088,659	$397,840
Equity (Intrinsic Value)
Unvested Restricted Stock		$1,442,165		$1,338,501	$—		$1,442,165	$—
Unexercisable Options		$277,447		$277,447	$—		$277,447	$—
Unvested KCS 401(k) Plan Contributions	$		$		$—	$		$—

Total		$1,719,612		$1,615,948	$—		$1,719,612	$—
Retirement Benefits
Retiree Medical (Present Value)		$—		$—	$—		$158,399	$—

Total		$—		$—	$—		$158,399	$—
Other Benefits
Health & Welfare (Present Value)		$—		$—	$—		$67,752	$9,408
Tax Gross-Ups		$—		$—	$—		$1,059,529	$—

Total		$—		$—	$—		$1,127,281	$9,408

Total		$1,719,612		$1,615,948	$—		$5,093,951	$407,248

	Warren K. Erdman
Benefit	Death		Disability		Retirement	Change in Control		Without Cause or Good Reason
Cash Severance		$—		$—	$—		$1,120,000	$350,000
Equity (Intrinsic Value)
Unvested Restricted Stock		$551,874		$465,726	$—		$551,874	$—
Unexercisable Options		$47,310		$47,310	$—		$47,310	$—
Unvested KCS 401(k) Plan Contributions	$		$		$—	$		$—

Total		$599,184		$513,036	$—		$599,184	$—
Retirement Benefits
Retiree Medical (Present Value)		$—		$—	$—		$155,070	$—

Total		$—		$—	$—		$155,070	$—
Other Benefits
Health & Welfare (Present Value)		$—		$—	$—		$76,039	$9,408
Tax Gross-Ups		$—		$—	$—		$—	$—

Total		$—		$—	$—		$76,039	$9,408

Total		$599,184		$513,036	$—		$1,950,293	$359,408

PROPOSAL 3 — APPROVAL OF THE COMPANY’S ANNUAL INCENTIVE PLAN

FOR PURPOSES OF INTERNAL REVENUE CODE SECTION 162(m)

We are asking stockholders to approve the Company’s Annual Incentive Plan, as amended and restated effective January 1, 2011, so that the payments made to our Chief Executive Officer and certain other executives (collectively referred to as “covered employees”) will be considered qualified performance-based compensation and therefore deductible by the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code requires stockholder approval generally every five years.

Summary of the Annual Incentive Plan

The following is a summary of the principal features of the Annual Incentive Plan and its operation. The summary is not a complete description of all of the Annual Incentive Plan and is qualified by reference to the entire text of the Annual Incentive Plan attached as Appendix A.

Purpose.    The purpose of the Annual Incentive Plan is to provide participants with annual incentive compensation based on the level of achievement of financial and other performance criteria. The Annual Incentive Plan is intended to focus the interests of participants on the key measures of the Company’s success and to reward participants for achieving the key measures of the Company’s success.

Administration.    The Annual Incentive Plan will be administered by the Compensation Committee of the Board. The Compensation Committee is a committee appointed by the Board of Directors consisting solely of “outside directors” as that term is defined within the regulations implemented under Section 162(m) of the Code.

Eligibility.    The individuals eligible to participate in the Annual Incentive Plan shall be selected by the Company and approved by the Compensation Committee each year. All employees in active service and who are not represented by a union or other collective bargaining organization are eligible to participate in the Annual Incentive Plan. There were approximately 1,375 such employees at the end of fiscal 2010.

Maximum Award Amount.    The maximum annual amount of compensation that may be paid to a participant under the Annual Incentive Plan is $3,000,000 or, if less, 200% of the participant’s target award.

Performance Goals.    Awards to participants will be based on performance goals, which shall provide for a threshold, target and maximum level of achievement using one or more of the following predetermined measurements as determined by the Compensation Committee:

•	earnings (either in the aggregate or on a per-share basis);

•	net income (before or after taxes);

•	operating income;

•	cash flow;

•	return measures (including return on assets, equity or sales);

•	earnings before or after any, or any combination of, taxes, interest or depreciation and amortization;

•	gross revenues;

•	share price (including growth measures and stockholder return or attainment by the Company’s Common Stock of a specified value for a specified period of time);

•	reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

•	net economic value;

•	market share;

•	operating profit;

•	costs;

•	operating and maintenance cost management and employee productivity;

•	stockholder returns (including return on assets, investments, equity, or gross sales);

•	economic value added;

•	aggregate product unit and pricing targets;

•

strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

•	achievement of business or operational goals such as market share and/or business development;

•	results of customer satisfaction surveys;

•	safety record;

•	network and service reliability;

•	debt ratings, debt leverage and debt service; and/or

•	operating ratio.

Such measurements may be designated by the Compensation Committee based upon the performance of the Company, the employer, or any operating unit level, division or function thereof, and may be applied either alone or relative to the performance of other businesses or individuals (including industry or general market indices), based on one or more of the performance measurements.

Awards.    The Compensation Committee shall approve threshold, target and maximum awards payable to a participant if the pre-established performance goal(s) is achieved. Awards will be expressed as a percentage of a participant’s base salary and correspond to salary grades. The Compensation Committee may, in its discretion, modify the amount of any award; provided, however, in the case of any payment that is intended to constitute qualified performance-based compensation under Section 162(m) of the Code, no such modification may increase the amount payable to a participant who is a “covered employee.” Participants may be treated differently under the Annual Incentive Plan. Payments under the Plan are normally made in cash. However, the Compensation Committee may direct that payment of an award be made in shares of the Company’s common stock pursuant to the Company’s 2008 Plan (or any successor plan), in lieu of cash, in accordance with any executive stock ownership guidelines adopted by the Compensation Committee.

Required Employment.    A participant will not be eligible for an award if the participant is not employed by the Company (or any affiliate of the Company that elects to participate and be an employer under the Annual Incentive Plan with the Consent of the Company) on the last business day of a performance year, except that a participant may be entitled to a prorated amount in the case of certain qualifying terminations (including, for example, death or disability).

Interpretation of the Plan.    The Compensation Committee shall have the authority to interpret all provisions of the Annual Incentive Plan; including, determining participant eligibility, annual recipients of award payments, and the amount of any award payments to be made.

Withholding.    Awards are subject to withholding for applicable federal, state and local taxes.

Tax Aspects.    The Company will be entitled to a tax deduction for an award in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. In addition, Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to our covered employees. The general rule is that annual compensation paid to any of these covered employees will be deductible only to the extent that it does not exceed $1 million. The Company can preserve the deductibility of certain compensation in excess of $1 million, however, if the Company complies with conditions imposed by Section 162(m) of the Code. The Annual Incentive Plan has been designed to permit the Committee to grant awards that satisfy the requirements of Section 162(m) of the Code.

The timing of compensation decisions is driven by a variety of tax considerations. To the extent the Compensation Committee determines that an award is intended to satisfy the deductibility requirements under Section 162(m) of the Code, performance goals must be established in the first 90 days of the period in which performance is measured. For annual performance-based payments, this means performance goals must be established no later than the end of March. In addition, in order to avoid being considered deferred compensation under Section 409A of the Code and to be deductible for the prior tax year, the annual performance-based awards with respect to the prior year must be paid out by March 15.

Amendment of Annual Incentive Plan.    The Compensation Committee may amend or terminate the Annual Incentive Plan at any time, effective at such date as the Compensation Committee may determine.

As explained above in “How do we decide whether our stockholders have approved the proposals?” approval of this proposal requires the affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting that are entitled to vote on the proposal, assuming a quorum is present.

YOUR BOARD RECOMMENDS THAT YOU VOTE

“FOR”

THE APPROVAL OF THE COMPANY’S ANNUAL INCENTIVE PLAN

FOR PURPOSES OF INTERNAL REVENUE CODE SECTION 162(m)

PROPOSAL 4 — ADVISORY (NON-BINDING) VOTE APPROVING THE

2010 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules.

We believe that we maintain a compensation system that allows us to attract and retain quality Named Executive Officers and encourages our Named Executive Officers to continually improve the operations and performance of the Company in order to maximize the value of our cross-border rail network on behalf of our stockholders. A large percentage of each Named Executive Officer’s compensation is comprised of long-term incentive awards in the form of equity awards, many of which include performance measures to incent our Named Executive Officers to perform well. This not only encourages each Named Executive Officer to take steps to achieve the Company’s long-term goals, but also aligns their personal financial interests with those of our stockholders. Our Compensation Committee seeks to compensate each Named Executive Officer near market median of our peer group of companies in order to ensure that our Named Executive Officers are compensated fairly and equitably. Further, our Compensation Committee annually reviews the design of our compensation programs to ensure that they do not encourage excessive risk taking by the Named Executive Officer in order to obtain a short-term personal gain that negatively impacts our long-term value proposition. Our Compensation Committee believes it has implemented compensation programs that are structured in the best manner to support our long-term business strategy and increase stockholder value.

We are asking our stockholders to indicate their support for our executive compensation program as described in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution:

RESOLVED, that the stockholders of the Company, approve, on an advisory basis, the compensation of the Named Executive Officers as discussed and disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.

The say-on-pay vote is advisory, and therefore, not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 4 if you want your broker to vote your shares on the matter.

YOUR BOARD RECOMMENDS THAT YOU VOTE

“FOR”

THE APPROVAL OF THE 2010 COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS

PROXY STATEMENT PURSUANT TO THE DISCLOSURES RULES

OF THE SECURITIES AND EXCHANGE COMMISSION

PROPOSAL 5 — ADVISORY (NON-BINDING) VOTE ON THE

FREQUENCY OF THE NON-BINDING ADVISORY VOTE ON

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s disclosure rules, such as Proposal 4 included on page 70 of this proxy statement. By voting on this Proposal 5, stockholders may indicate whether they would prefer an advisory vote on the Named Executive Officer compensation once every one, two or three years, or they may abstain from voting.

Our Board has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for our Company as this will allow stockholders to better judge our executive compensation program in relation to our long-term performance. As described in our Compensation Discussion and Analysis, we have generally granted equity awards with multi-year performance and service periods to encourage our Named Executive Officers to focus on long-term performance, and recommend a triennial vote that would allow our executive compensation programs to be evaluated over a similar time-frame and in relation to our long-term performance. The Board is concerned that annual votes may foster a short-term focus in the design of our compensation programs and undermine the long-term features that seek to incent management to take actions to fulfill our long-term business strategies and goals.

The Board also believes that periodic votes will provide it with the time to thoughtfully respond to stockholders’ sentiments and consider implementing any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.

You may cast your vote by choosing the option of one year, two years or three years, or you may abstain from voting, when you vote in response to the resolution set forth below:

RESOLVED, that the option of once every year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and disclosures).

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by our stockholders. However, because the vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 5 if you want your broker to vote your shares on the matter.

YOUR BOARD RECOMMENDS THAT YOU SELECT

“THREE YEARS” ON THE PROPOSAL

RECOMMENDING THE FREQUENCY OF ADVISORY

VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION AS

DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES

OF THE SECURITIES AND EXCHANGE COMMISSION

STOCKHOLDER PROPOSALS

Our Bylaws set forth the advance notice requirements that stockholders must follow in order to either make a director nomination or bring any other business at any annual or special meeting of the stockholders, and explicitly provide that the procedure provided in the Bylaws is the exclusive means for a stockholder to make such nominations or proposals (other than proposals governed by Rule 14a-8 of the Exchange Act). The Bylaws provide that to be properly brought before a meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) with respect to business other than the election of directors, otherwise properly brought before the meeting by a stockholder owning at least the lesser of $2,000 or 1% of the Company’s outstanding stock entitled to the vote at the meeting. In addition, the Bylaws (A) expand the required disclosure regarding stockholders making proposals or nominations to include, among other things, disclosure of all ownership interests, class and number of shares owned, hedges, derivative and or short positions, profit interests, options, any voting or dividend rights with respect to any shares of securities of the Company, any material interests of the stockholder (and beneficial owner, if any) in the nomination or proposal, and any other information that would be required in a solicitation of proxies for the nomination or proposal, and (B) require a stockholder nominating a person for election as a director to include in the advance notice certain biographical information about each such nominee, a fully completed Director’s Questionnaire on the form supplied by the Company, a written representation of such nominee as to any voting commitments or related transactions, and an agreement by such nominee to comply with the Company’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

If a holder of our Common Stock wishes to present a proposal for inclusion in our proxy statement for next year’s annual meeting of stockholders, the proposal must be made in accordance with the applicable laws and rules of the SEC and the interpretations thereof, as well as our Bylaws. Any such proposal should be sent to our Corporate Secretary at P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105).

Director Nominations

Any stockholder who meets the requirements set forth in our Bylaws may submit a director nomination for consideration by the Nominating Committee by complying with the requirements of this section, including: (i) the nomination must be made for an election to be held at a meeting of stockholders at which directors are otherwise to be elected; (ii) the stockholder must be a record owner on the record date for that meeting, and at the meeting, of securities representing at least 1% of the securities entitled to be voted at the meeting for election of directors; (iii) the stockholder must deliver a timely written nomination notice to the office of our Corporate Secretary, providing the information required by this section; and (iv) the nominee must meet the minimum qualifications for directors established by the Board.

With respect to stockholder nominations of candidates for our Board of Directors, our Bylaws provide that not less than 90 days nor more than 150 days prior to the first anniversary date of the preceding year’s annual meeting any stockholder who intends to make a nomination at the current year’s annual meeting shall deliver a notice in writing (the “Stockholder’s Notice”) to our Corporate Secretary setting forth, as to each person whom the stockholder proposes to nominate (i) all information relating to such person required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to applicable rules of the SEC or the NYSE; (ii) the nominee’s written consent to be named in the Proxy Statement, to serve as a director and to comply with our rules, guidelines and policies applicable to directors; (iii) the name and address of the stockholder and the telephone number(s) at which we are able to reach the stockholder and the nominee during normal business hours; (iv) the class and number of shares of KCS which are owned beneficially and of record by the stockholder; (v) a fully completed Director’s Questionnaire on the form supplied by us, executed by the nominee; (vi) such other information as required by our Bylaws; and (vii) such other information as the Nominating Committee reasonably deems relevant, to be provided within such time limits as reasonably imposed by the Nominating Committee; provided, however, that if the annual meeting is to be held more than 30 days before, or more than 60 days after, such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the annual meeting and not later than the 15th day following the day on which public announcement of the date of the annual meeting was first made by us. Public announcement is disclosure (i) in any press release distributed by us, (ii) published by us on our website or (iii) included in a document publicly filed by us with the SEC. To be timely for a special stockholders’ meeting at which directors will be elected, a Stockholder’s Notice must be received by our Corporate Secretary’s office not later than the close of business on the 15th day following the day on which we first publicly announce the date of the special meeting. Proposals to nominate directors to be timely for the 2012 annual meeting, if it occurs on May 3, 2012, must be received at our principal executive offices no earlier than December 8, 2011 and no later than February 6, 2012.

The qualifications for membership on the Board of Directors is described in the “Director Qualifications, Qualities and Skills” subsection on page 16 above.

No nominee from a stockholder will be considered who was previously submitted for election to the Board of Directors and who failed to receive at least 25% of the votes cast at such election, until a period of three years has passed from the date of such election.

Matters Other than Director Nominations

In addition to any other applicable requirements, for a proposal other than director nominations (other than a proposal requested to be included in the Proxy Statement, as noted above) to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely, such Stockholder’s Notice must be delivered to or mailed and received at our principal executive offices, not less than 45 days nor more than 90 days prior to the meeting; provided, however, that if the meeting is designated by the Board of Directors to be held at a date other than the first Thursday in May and less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, the Stockholder’s Notice must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A Stockholder’s Notice to our Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of KCS which are beneficially owned by the stockholder and the name and address of record under which such stock is held, and (iv) any material interest of the stockholder in such business. Proposals for matters other than director nominations (other than proposals submitted for inclusion in the proxy statement) to be timely for the 2012 annual meeting, if it occurs on May 3, 2012, must be received at our principal executive offices no earlier than February 3, 2012 and no later than March 19, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and certain other officers and persons who own more than 10 percent of our Common Stock or Preferred Stock (collectively “Reporting Persons”), to file reports of their ownership of such stock and changes in such ownership with the SEC, the NYSE and KCS (the “Section 16 Reports”). Based solely on a review of the Section 16 Reports for 2010 and any amendments thereto furnished to us and written representations from certain of the Reporting Persons, other than as described below, we believe no Reporting Person was late in filing such Section 16 Reports for fiscal year 2010. Larry M. Lawrence, our former Executive Vice President-Strategic Studies and Assistant to the Chairman, filed a Form 4 on November 9, 2010, to report a transaction that occurred on May 4, 2010. José Guillermo Zozaya Delano, the President and Executive Representative of our wholly-owned subsidiary, KCSM, filed a Form 4 on November 15, 2010, to report two transactions that occurred on September 8, 2010 and September 10, 2010. Michael W. Upchurch, our Executive Vice President and Chief Financial Officer, filed a Form 4 on December 27, 2010, to report a transaction that occurred on December 21, 2010.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their stock through a bank, broker or other nominee holder of record may deliver to multiple stockholders sharing the same address a single copy of our Annual Report and Proxy Statement. We will promptly deliver upon written or oral request a separate copy of the Annual Report and/or Proxy Statement to any stockholder at a shared address to whom a single copy of the documents was delivered. Written requests should be made to Kansas City Southern, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if sent by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), Attention: Corporate Secretary’s Office, and oral requests may be made by calling our Corporate Secretary’s Office at (888) 800-3690. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker or other nominee holder of record.

OTHER MATTERS

The Board of Directors knows of no other matters that are expected to be presented for consideration at the Annual Meeting. Our Bylaws require that stockholders intending to bring business before an Annual Meeting, including the nomination of candidates for election to the Board of Directors, give timely and sufficient notice to our Corporate Secretary in the manner described above. As of the date of this Proxy Statement, no notice of a proposal that we are required to include in this Proxy Statement has been received. However, if other matters properly come before the meeting, it is intended that persons named in the accompanying proxy will vote on them in accordance with their best judgment.

By Order of the Board of Directors

Brian P. Banks
Associate General Counsel and Corporate Secretary

Kansas City, Missouri

March 30, 2011

Our Annual Report includes our annual report on Form 10-K for the year ended December 3l, 2010 (without exhibits) as filed with the SEC. We will furnish without charge upon written request a copy of our annual report on Form 10-K. The annual report on Form 10-K includes a list of all exhibits thereto. We will furnish copies of such exhibits upon written request therefor and payment of our reasonable expenses in furnishing such exhibits. Each such request must include a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Voting Stock entitled to vote at the Annual Meeting. Such written request should be directed to our Corporate Secretary, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), (888) 800-3690. Our annual report on Form 10-K for the year ended December 31, 2010 is also available free of charge on our website at www.kcsouthern.com. Through our website, we make available, free of charge, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to those reports, as soon as reasonably practicable after electronic filing or furnishing of these reports with the SEC. The annual report on Form 10-K for the year ended December 31, 2010 with exhibits, as well as other filings by us with the SEC, are also available through the SEC’s Internet site at www.sec.gov. In addition, our corporate governance guidelines, ethics and legal compliance policy, and the charters of our Audit Committee, Finance Committee, Nominating Committee and Compensation Committee are available on our website. These guidelines and charters are available in print to any stockholder who requests them. Written requests may be made to our Corporate Secretary, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105).

KANSAS CITY SOUTHERN ANNUAL INCENTIVE PLAN

(As Amended and Restated Effective January 1, 2011)

1.    PURPOSE. The purpose of the Plan is to provide management employees of the Employer with annual incentive compensation based on the level of achievement of financial and other performance criteria. The Plan is intended to focus the interests of these employees on the key measures of the Company’s success and to reward these employees for achieving the key measures of the Company’s success. This Plan is intended to be a performance-based plan for purposes of Section 162(m) of the Code.

2.    DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

(a)    “Award” shall mean a cash payment for a Performance Year payable to a Participant on account of his or her participation in the Plan.

(b)    “Board” shall mean the Board of Directors of the Company.

(c)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including applicable regulations and rulings thereunder and any successor provisions thereto.

(d)    “Committee” shall mean the Compensation and Organization Committee of the Board (or any successor committee).

(e)    “Company” shall mean Kansas City Southern, and any successor thereto which adopts the Plan.

(f)    “Covered Employee” shall mean employee described in Section 162(m)(3) of the Code.

(g)    “Disability” shall mean a disability as defined under the Employer’s applicable long-term disability program.

(h)    “Eligible Employee” shall mean an individual who is employed by an Employer in active service and who is not represented by a union or other collective bargaining organization.

(i)    “Employer” shall mean the Company and any affiliate of the Company that elects to participate and be an Employer under the Plan with the consent of the Company.

(j)    “Leave” shall mean an absence from work with the approval of the applicable Employer. Leaves include absences for short-term disability, family leaves of absence and other approved leaves of absence.

(k)    “Maximum Award” shall mean an Award level that may be paid if the maximum level of the Performance Goal(s) is achieved in the Performance Year.

(l)    “Participant” shall mean, with respect to any Performance Year, any Eligible Employee who is selected to participate in the Plan in accordance with Section 3 of the Plan.

(m)    “Performance Goal” shall mean the pre-established performance goal(s) established under the Plan for each Performance Year as described in Section 4 of the Plan.

(n)    “Performance Measures” shall mean one or more of the following criteria on which Performance Goals may be based:

(i)	Earnings (either in the aggregate or on a per-share basis);

(ii)	Net income (before or after taxes);

(iii)	Operating income;

(iv)	Cash flow;

(v)	Return measures (including return on assets, equity, or sales);

(vi)	Earnings before or after any, or any combination of, taxes, interest or depreciation and amortization;

(vii)	Gross revenues;

(viii)	Share price (including growth measures and stockholder return or attainment by the Company’s common stock of a specified value for a specified period of time);

(ix)	Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

(x)	Net economic value;

(xi)	Market share;

(xii)	Operating profit;

(xiii)	Costs;

(xiv)	Operating and maintenance cost management and employee productivity;

(xv)	Stockholder returns (including return on assets, investments, equity, or gross sales);

(xvi)	Economic value added;

(xvii)	Aggregate product unit and pricing targets;

(xviii)

Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(xix)	Achievement of business or operational goals such as market share and/or business development;

(xx)	Results of customer satisfaction surveys;

(xxi)	Safety record;

(xxii)	Network and service reliability;

(xxiii)	Debt ratings, debt leverage and debt service; and/or

(xxiv)	Operating ratio;

provided, that, with respect to any Eligible Employee who is not a Covered Employee, the Committee shall have the authority to use Performance Measures other than those herein specified (including individual performance criteria) as it deems appropriate in its sole discretion.

(o)    “Performance Year” shall mean the calendar year of the Company in which a Participant provides services on account of which the Award is made.

(p)    “Plan” shall mean the Kansas City Southern Annual Incentive Plan, as set forth herein, as from time to time amended.

(q)    “Proration Fraction” shall mean a fraction, the numerator of which is the number of days in the Performance Year the individual was an Eligible Employee, and the denominator of which is 365.

(r)    “Qualified Performance-Based Award” shall mean an Award to a Covered Employee that is intended to meet the qualified performance-based compensation exception contained in Section 162(m)(4)(C) of the Code.

(s)    “Target Award” shall mean an Award level that may be paid if the target level of the Performance Goal(s) is achieved in the Performance Year.

(t)    “Threshold Award” shall mean an Award level that may be paid if the threshold level of the Performance Goal(s) is achieved in the Performance Year.

3.    ELIGIBILITY and PARTICIPATION.

(a)    In General. An Eligible Employee of an Employer will become a Participant for a Performance Year if he or she is selected by the Company, subject to the approval of the Committee, as eligible to participate in the Plan. Participants will be determined at the beginning of each Performance Year, and participation in the Plan during one Performance Year does not guarantee continued participation in future Performance Years. The Company, subject to the approval of the Committee, may add Participants during the course of a Performance Year as it deems appropriate in its sole discretion. A Participant must be employed by an Employer on the last business day of a Performance Year in order to be eligible to receive an Award, except as provided in Section 3(b)(2) below.

(b)    Prorations for Partial Year. A Participant who is not an Eligible Employee for an entire Performance Year may receive an Award for any portion of the Performance Year that he or she is an Eligible Employee, under the circumstances described below and subject to Section 5 of the Plan:

1)

New Hires, Transfers. A Participant who becomes an Eligible Employee on account of being hired or transferred during a Performance Year will be eligible for a prorated Award for such Performance Year. The amount of the prorated Award shall be equal to the full amount of the Award otherwise determined under Section 4 of the Plan, multiplied by the Proration Fraction. Notwithstanding the preceding two sentences, and subject to the provisions of Section 3(a) of the Plan, an individual who becomes an Eligible Employee on or after October 1 of a Performance Year will not become a Participant in such Performance Year and will not be eligible for an Award for such Performance Year.

2)

Death or Disability. A Participant who has a termination of employment during a Performance Year on account of death or Disability will be eligible for a prorated Award for such Performance Year. The amount of the prorated Award shall be equal to the full amount of the Award for such individual for the Performance Year in which the death or Disability occurs, multiplied by the Proration Fraction. With respect to the calculation of an Award for purposes of this provision, the Participant’s rate of base salary in effect for the last full payroll period of his or her employment shall be used.

Notwithstanding the foregoing, the Committee may, in its discretion, based upon the recommendation of the Company, determine that a Participant who is added during the course of a Performance Year will be eligible for an Award for the Performance Year that is not a prorated Award and that therefore is not multiplied by the Proration Fraction.

(c)    Leaves. A Participant who is on Leave for an aggregate of more than three (3) months during a Performance Year will not be eligible for an Award for such Performance Year; provided however, a Participant who is on Leave under the Family Medical Leave Act will continue as a Participant during such Leave and will be eligible for an Award for the Performance Year of such Leave subject to other provisions of the Plan, and a Participant who is on Leave during a period of service in the uniformed services and returns to employment with the Employer and is entitled to benefits upon reemployment under the Uniformed Services Employment and Reemployment Rights Act will continue as a Participant during such Leave and will be eligible for an Award for the Performance Year of such Leave subject to other provisions of the Plan.

4.    DETERMINATION OF AWARDS.

(a)    Establishment of Performance Goal. The Company shall establish objective Performance Goals for each Award after the beginning of each Performance Year subject to the approval of the Committee. The Performance Goals may be based upon the performance of the Company, the Employer, or any operating unit level, division or function thereof, and may be applied either alone or relative to the performance of other businesses or individuals (including industry or general market indices), based on one or more of the Performance Measures. Performance Goals may be expressed as whole dollar amounts, percentages or growth rates. Performance Goals will be determined each year by the senior management of the Company, with consultation from other third party sources, and are subject to the approval of the Committee. Performance Goals will be set for each Performance Measure as follows: threshold, target and maximum. No Award will be made under a Performance Measure if results are below the threshold level.

(b)    Establishment of Awards. The Company shall also establish, subject to the approval of the Committee, the Threshold Award, the Target Award and the Maximum Award payable to a Participant if the Performance Goal(s) is achieved. The payment of any Award shall be subject to achievement of the applicable Performance Goals and certification by senior management of the Company to the degree to which each of the Performance Goals have been attained. The Committee will consider such certification in its determination hereunder of whether an Award shall be paid. Threshold Awards, Target Awards and Maximum Awards will be expressed as a percentage of a participant’s base salary and correspond to salary grades. Target Award percentages will be determined each year by the senior management of the Company, with consultation from other third party sources, and are subject to the approval of the Committee. For purposes of determining the amount of an Award, the Participant’s rate of base salary in effect for the last full payroll period of the Performance Year to which the Award pertains shall be used.

(c)    Maximum Individual Award. The maximum amount of any Maximum Award to a Participant for any Performance Year shall be the lesser of $3,000,000 or 200 percent of a Participant’s Target Award for a Performance Year. Threshold Award amounts will be 50% of the potential Target Award amount (multiplied by the Performance Measure weighting).

(d)    Adjustments to Awards. The Committee may, in its discretion, modify the amount of any Award based on such criteria as it shall determine, including, but not limited to, financial results, individual performance, safety performance, business unit and site accomplishments, and other factors tied to the success of the Company or any of its business units; provided, that no increase may be made in the amount payable with respect to any Qualified Performance-Based Award made to a Covered Employee unless the Committee amends such Award so that it no longer qualifies for the performance-based exception under Section 162(m)(4)(C) of the Code. The Committee shall retain the discretion to adjust any Award downward. There is no obligation of uniformity of treatment of Participants under the Plan.

(e)    Profit Sharing Adjustment. If, under statutory law, a Participant is entitled to a profit sharing payment from the Employer for a calendar year that coincides with a Performance Year, then the Award amount otherwise payable to the Participant hereunder shall be reduced by an amount equal to such statutory profit sharing amount payable to the Participant. If applicable, for purposes of calculating such reduction, the statutory profit sharing amount shall be converted to U.S. dollars in accordance with procedures established hereunder.

5.    PAYMENT OF AWARDS.

(a)    Time of Payment. An Award shall be paid to a Participant in cash as soon as practicable after the Committee has certified in writing that the Performance Goal(s) for the Performance Year have been achieved; provided, however, in no event will the Award with respect to a Performance Year be paid to a Participant later than the 15th day of the third month following the end of such Performance Year. No absolute right to any Award shall be considered as having accrued to any Participant prior to the payment of the Award. Notwithstanding the foregoing, an Award with respect to a Performance Year to be paid to a Participant that is not subject to income taxation under the laws of the United States, may be paid later than the 15th day of the third month following the end of such Performance Year, but shall not in any event be paid later than the 30th day of the fourth month following the end of such Performance Year. Awards payable to other Participants who have had a termination of employment on account of death or Disability during the Performance Year shall be payable in accordance with Section 3(b) of the Plan and at the same time other Participants receive Awards under the Plan.

(b)    Termination of Employment Other Than on Account of Death or Disability. A Participant who has a termination of employment other than on account of death or Disability prior to the last day of a Performance Year shall not be paid any Award for such Performance Year.

(c)    Termination of Employment on Account of Death or Disability. A Participant who has a termination of employment on account of death or Disability after the end of the Performance Year but prior to the payment date for Awards for such Performance Year shall be paid the full amount of any Award for such Performance Year, determined under Section 4 of the Plan (in addition to any amount determined under Section 3(b) for the Performance Year in which the termination of employment on account of death or Disability occurs). If the Participant dies prior to receiving payment of an Award, any Award payable under the Plan to such Participant shall be paid to the Participant’s estate.

(d)    Withholding. Awards are subject to withholding for applicable federal, state and local taxes.

6.    COMPLIANCE WITH SECTION 162(M) OF THE CODE.

(a)    Purpose. The purpose of Section 6 of the Plan is to provide the Committee the ability to grant Qualified Performance-Based Awards to Covered Employees, in accordance with Section 162(m)(4)(C) of the Code. This Section 6 of the Plan shall apply only to Qualified Performance-Based Awards granted to Covered Employees and shall supersede any other provision of such Award or this Plan that is inconsistent with this Section 6.

(b)    Procedures with Respect to Qualified Performance-Based Awards. Any Qualified Performance-Based Award granted by the Committee to a Covered Employee shall be set forth in writing and shall specify the following:

(i)	the Covered Employee to whom the Award is made;

(ii)

the Performance Goals applicable to the Performance Year, which shall be specified by the Committee no later than ninety (90) days after the beginning of such Performance Year, but in no event after twenty-five percent (25%) of the applicable Performance Year has elapsed, provided that the outcome is substantially uncertain at the time the Committee establishes such Performance Goals; and

(iii)	the amount that may be earned upon attainment of such Performance Goals.

(c)    Payment of Qualified Performance-Based Awards. Except as otherwise permitted under Section 162(m) of the Code, payment of any Qualified Performance-Based Award subject to this Section 6 of the Plan shall be contingent on the attainment of the Performance Goals applicable to such Award. Following the completion of each Performance Year and prior to the payment of such Qualified Performance-Based Award, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance

Year. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Year. A Participant shall be eligible to receive payment pursuant to a Qualified Performance-Based Award for a Performance Year only if the Performance Goals for such year are achieved.

(d)    Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Award shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan and/or any Award shall be deemed amended to the extent necessary to conform to such requirements.

7.    PLAN ADMINISTRATION.

(a)    Administration. The Plan shall be administered by the Committee. The Committee shall have full discretionary authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to determine the Awards and the Performance Measures applicable to each Award, to approve all Awards, to decide the facts in any case arising under the Plan, and to make all other determinations and to take all other actions necessary or appropriate for the proper administration of the Plan. In making any determinations under or referred to in the Plan, the Committee shall be entitled to rely on opinions, reports or statements of employees of the Company and of counsel, public accountants, and other professional or expert persons. The Committee’s administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company and its stockholders and all employees, including Participants and their beneficiaries. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award.

(b)    Delegation. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members, and may delegate all or any part of its responsibilities and powers for administering the Plan to one or more persons as the Committee deems appropriate, and at any time may revoke any such allocation or delegation.

8.    AMENDMENT OR TERMINATION OF PLAN. The Committee may amend (in whole or in part) or terminate the Plan at any time, effective at such date as the Committee may determine. The Company also may amend (in whole or in part) or terminate the Plan at any time effective as of such date as the Company may determine, provided, however, any such amendment of the Plan by the Company is subject to the approval of the Committee.

9.    MISCELLANEOUS PROVISIONS.

(a)    Awards Not Transferable. A Participant’s right and interest under the Plan may not be assigned or transferred. Any attempted assignment or transfer shall be null and void and shall extinguish, in the Committee’s sole discretion, the Company’s obligation under the Plan to pay Awards with respect to the Participant.

(b)    Effect of Awards on Other Compensation.

1)	Awards shall not be considered eligible pay under other plans, benefit arrangements or fringe benefit arrangements of the Company, unless otherwise provided under the terms of other plans.

2)

To the extent provided in the applicable benefit plan or benefit arrangement of an Employer, amounts payable as Awards will be reduced in accordance with the Participant’s compensation reduction election, if any, in effect under other plans at the time the Award is paid.

(c)    No Employment Rights. This Plan is not a contract between the Employer and any employee or Participant. Neither the Plan, nor any action taken hereunder, shall be construed as giving to any Participant the right to be retained in the employ of the Employer. Nothing in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board or any committee of the Board, to change the duties or the character of employment of any employee or to remove an individual from the employment of the Employer at any time, all of which rights and powers are expressly reserved.

(d)    Unfunded Plan. The Plan shall be unfunded. No Employer shall be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards. Awards shall be paid solely from the general assets of the Participant’s Employer, to the extent the payments are attributable to services for the Employer. To the extent any person acquires a right to receive payments from an Employer under the Plan, the right is no greater than the right of any other unsecured general creditor.

(e)    Payment in Shares of Company Common Stock. Notwithstanding any provision in this Plan to the contrary, the Committee may direct that payment of an Award be made in shares of the Company’s common stock, in lieu of cash, in accordance with any executive stock ownership guidelines adopted by the Committee. Any such Award paid in shares of the Company’s common stock shall be made pursuant to and in accordance with the Kansas City Southern 2008 Stock Option and Performance Award Plan (or any successor plan).

(f)    Applicable Law. The Plan shall be governed by the laws of the State of Missouri and applicable federal law.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:00 a.m., Central Time, on May 3, 2011.

Vote by Internet
		•	Log on to the Internet and go to www.envisionreports.com/ksu
		•	Follow the steps outlined on the secured website.
Vote by telephone
		•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	•	Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

	Election of Directors					Proposals
1.	The Board of Directors recommends a vote FOR the listed nominees.				The Board of Directors recommends a vote FOR proposal 2, FOR proposal 3,
		For	Withhold		FOR proposal 4 and THREE YEARS on proposal 5.
								For	Against	Abstain
	01 Henry R. Davis	☐	☐		2.	Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2011.		☐	☐	☐
	02 Robert J. Druten	☐	☐		3.	Approval of the Kansas City Southern Annual Incentive Plan for purposes of Internal Revenue Code Section 162(m).		☐	☐	☐
	03 Rodney E. Slater	☐	☐		4.	Advisory (non-binding) vote approving the 2010 compensation of our named executive officers.		☐	☐	☐
	To cumulate votes for directors, check box at right and indicate number of votes for one or more desired nominees above.			☐	5.	Advisory (non-binding) vote on the frequency of the non-binding advisory vote on compensation of our named executive officers.	3 Yrs ☐	2 Yrs ☐	1 Yr ☐	Abstain ☐

	NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.					In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Voting Instruction Card — KANSAS CITY SOUTHERN

ANNUAL MEETING OF STOCKHOLDERS — MAY 5, 2011

This voting instruction card is solicited by the Trustee.

I hereby direct that the voting rights pertaining to shares of stock of Kansas City Southern (“KCS”) held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders to be held on May 5, 2011, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Annual Meeting and matters incidental to such meeting. This voting instruction card, when properly executed, will be voted as directed, or if no choice is specified, such card will be voted “For” the nominees named hereon, “For” proposal 2, “For” proposal 3, “For” proposal 4 and “Three Years” on Proposal 5.

If the voting instruction card is not returned, the Trustee must vote such shares in the same proportions as the shares for which voting instruction cards were received from the plan participants.

CONFIDENTIAL VOTING INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY AS TRUSTEE UNDER THE (1) KANSAS CITY SOUTHERN 401(K) AND PROFIT SHARING PLAN, (2) KANSAS CITY SOUTHERN EMPLOYEE STOCK OWNERSHIP PLAN OR (3) GATEWAY WESTERN RAILWAY UNION 401(K) PLAN.

(Continued, and to be signed on reverse side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

	Election of Directors					Proposals
1.	The Board of Directors recommends a vote FOR the listed nominees.				The Board of Directors recommends a vote FOR proposal 2, FOR proposal 3,
		For	Withhold		FOR proposal 4 and THREE YEARS on proposal 5.
								For	Against	Abstain
	01 Henry R. Davis	☐	☐		2.	Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2011.		☐	☐	☐
	02 Robert J. Druten	☐	☐		3.	Approval of the Kansas City Southern Annual Incentive Plan for purposes of Internal Revenue Code Section 162(m).		☐	☐	☐
	03 Rodney E. Slater	☐	☐		4.	Advisory (non-binding) vote approving the 2010 compensation of our named executive officers.		☐	☐	☐
	To cumulate votes for directors, check box at right and indicate number of votes for one or more desired nominees above.			☐	5.	Advisory (non-binding) vote on the frequency of the non-binding advisory vote on compensation of our named executive officers.	3 Yrs ☐	2 Yrs ☐	1 Yr ☐	Abstain ☐

	NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.					In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — KANSAS CITY SOUTHERN

ANNUAL MEETING OF STOCKHOLDERS — MAY 5, 2011

This proxy is solicited by the Board of Directors.

Terrence P. Dunn, Michael R. Haverty and Thomas A. McDonnell, or any one of them, are hereby authorized, with full power of substitution, to vote the shares of stock of Kansas City Southern (“KCS”) entitled to be voted by the stockholder(s) signing this proxy at the Annual Meeting of Stockholders to be held on May 5, 2011, or any adjournment thereof, as specified herein and in their discretion on all other matters that are properly brought before the Annual Meeting.

This proxy, when properly executed, will be voted as directed, or if no choice is specified on a returned card, such proxies will vote “For” the nominees named hereon, “For” proposal 2, “For” proposal 3, “For” proposal 4 and “Three Years” on proposal 5.

This proxy confers discretionary authority as described, and may be revoked in the manner described, in the Proxy Statement dated March 30, 2011, receipt of which is hereby acknowledged.

Unless authority to vote for any nominee is withheld, authority to vote cumulatively for such nominee will be deemed granted, and if other persons are nominated, this proxy may be voted for less than all the nominees named on the reverse side, in the proxy holders’ discretion, to elect the maximum number of Board recommended nominees.

(Continued, and to be signed on reverse side)

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:00 a.m., Central Time, on May 5, 2011.

Vote by Internet
		•	Log on to the Internet and go to www.envisionreports.com/ksu
		•	Follow the steps outlined on the secured website.
Vote by telephone
		•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	•	Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

	Election of Directors					Proposals
1.	The Board of Directors recommends a vote FOR the listed nominees.				The Board of Directors recommends a vote FOR proposal 2, FOR proposal 3,
		For	Withhold		FOR proposal 4 and THREE YEARS on proposal 5.
								For	Against	Abstain
	01 Henry R. Davis	☐	☐		2.	Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2011.		☐	☐	☐
	02 Robert J. Druten	☐	☐		3.	Approval of the Kansas City Southern Annual Incentive Plan for purposes of Internal Revenue Code Section 162(m).		☐	☐	☐
	03 Rodney E. Slater	☐	☐		4.	Advisory (non-binding) vote approving the 2010 compensation of our named executive officers.		☐	☐	☐
	To cumulate votes for directors, check box at right and indicate number of votes for one or more desired nominees above.			☐	5.	Advisory (non-binding) vote on the frequency of the non-binding advisory vote on compensation of our named executive officers.	3 Yrs ☐	2 Yrs ☐	1 Yr ☐	Abstain ☐

	NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.					In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — KANSAS CITY SOUTHERN

ANNUAL MEETING OF STOCKHOLDERS — MAY 5, 2011

This proxy is solicited by the Board of Directors.

Terrence P. Dunn, Michael R. Haverty and Thomas A. McDonnell, or any one of them, are hereby authorized, with full power of substitution, to vote the shares of stock of Kansas City Southern (“KCS”) entitled to be voted by the stockholder(s) signing this proxy at the Annual Meeting of Stockholders to be held on May 5, 2011, or any adjournment thereof, as specified herein and in their discretion on all other matters that are properly brought before the Annual Meeting.

This proxy, when properly executed, will be voted as directed, or if no choice is specified on a returned card, such proxies will vote “For” the nominees named hereon, “For” proposal 2, “For” proposal 3, “For” proposal 4 and “Three Years” on proposal 5.

This proxy confers discretionary authority as described, and may be revoked in the manner described, in the Proxy Statement dated March 30, 2011, receipt of which is hereby acknowledged.

Unless authority to vote for any nominee is withheld, authority to vote cumulatively for such nominee will be deemed granted, and if other persons are nominated, this proxy may be voted for less than all the nominees named on the reverse side, in the proxy holders’ discretion, to elect the maximum number of Board recommended nominees.

(Continued, and to be signed on reverse side)